Execution Version Date ___ June 2023 EURONAV NV as Borrower – and – THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders – and – THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Swap Banks – and – DNB (UK) LIMITED ING BANK, A BRANCH OF ING-DIBA AG as Co-Bookrunners – and – DNB (UK) LIMITED ING BELGIUM NV/SA as Sustainability Coordinators – and – DNB (UK) LIMITED ING BANK N.V., SEOUL BRANCH as ECA Coordinators – and – DNB (UK) LIMITED ING BANK, A BRANCH OF ING-DIBA AG CITIBANK N.A., LONDON BRANCH as Mandated Lead Arrangers – and – ING BANK N.V. as Hedge Coordinator – and – ING BELGIUM NV/SA as Sustainability Agent – and – 29

2 EUROPE/72894735v11 DNB BANK ASA, LONDON BRANCH as Agent, and Security Trustee – and – DNB BANK ASA, LONDON BRANCH as K-sure Agent LOAN AGREEMENT relating to a sustainability linked term loan facility of up to $190,436,155

3 EUROPE/72894735v11 Index Clause Page 1 Interpretation ............................................................................................................................ 2 2 Facility ...................................................................................................................................... 30 3 Position of the Lenders and Swap Banks ................................................................................. 30 4 Drawdown ................................................................................................................................ 31 5 Interest ..................................................................................................................................... 33 6 Interest Periods ........................................................................................................................ 38 7 Default Interest ........................................................................................................................ 39 8 Repayment, Prepayment and Cancellation ............................................................................. 39 9 Conditions Precedent ............................................................................................................... 44 10 Representations and Warranties ............................................................................................. 45 11 General Undertakings .............................................................................................................. 49 12 Corporate Undertakings .......................................................................................................... 55 13 Insurance .................................................................................................................................. 59 14 Ship Covenants ......................................................................................................................... 63 15 Security Cover .......................................................................................................................... 68 16 Payments and Calculations ...................................................................................................... 70 17 Application of Receipts ............................................................................................................ 72 18 Application of Earnings ............................................................................................................ 73 19 Events of Default ...................................................................................................................... 74 20 Fees, Expenses and K-sure Premium ....................................................................................... 78 21 Indemnities .............................................................................................................................. 79 22 No Set-Off or Tax Deduction .................................................................................................... 81 23 Illegality, etc. ............................................................................................................................ 84 24 The Agent and the Arrangers ................................................................................................... 85 25 The Security Trustee ................................................................................................................ 94 26 K-sure Agent ........................................................................................................................... 108 27 Conduct of Business by the Creditor Parties ......................................................................... 109 28 Sharing among the Creditor Parties ....................................................................................... 109 29 Increased Costs ...................................................................................................................... 110 30 Set-Off .................................................................................................................................... 113 31 Transfers and Changes in Lending Offices ............................................................................. 114 32 Confidential Information ....................................................................................................... 119 33 Confidentiality of Funding Rates ............................................................................................ 123 34 Variations and Waivers .......................................................................................................... 124 35 Bail-In ..................................................................................................................................... 127 36 Notices ................................................................................................................................... 128 37 Supplemental ......................................................................................................................... 130 38 Law and Jurisdiction ............................................................................................................... 131 Schedules Schedule 1 Lenders and Commitments and Swap Banks ................................................................... 133 Part A Commercial Lenders ............................................................................................................ 133 Part B K-sure Lenders ...................................................................................................................... 135 Part C Swap Banks........................................................................................................................... 136 Schedule 2 Drawdown Notice ............................................................................................................. 137 Schedule 3 Condition Precedent Documents ..................................................................................... 138 Part A .............................................................................................................................................. 138 Part B .............................................................................................................................................. 139 Schedule 4 Transfer Certificate ........................................................................................................... 142 Schedule 5 Details of Ships ................................................................................................................. 146 Schedule 6 Form of Certificate of Compliance ................................................................................... 147 Schedule 7 Designation Notice ........................................................................................................... 150 Schedule 8 Timetables ........................................................................................................................ 151

4 EUROPE/72894735v11 Schedule 9 Qualifying Green Projects ................................................................................................. 152 Schedule 10 Approved Lenders .......................................................................................................... 153 Execution Execution Pages .................................................................................................................................. 155

1 EUROPE/72894735v11 THIS AGREEMENT is made on ___ June 2023 BETWEEN (1) EURONAV NV, as Borrower (2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part A of Schedule 1 (Lenders and Commitments), as Commercial Lenders (3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (Lenders and Commitments), as K-sure Lenders (4) THE BANKS AND FINANCIAL INSTITUTIONS listed in Part C of Schedule 1 (Lenders and Commitments), as Swap Banks (5) DNB (UK) LIMITED, ING BANK, A BRANCH OF ING-DIBA AG and CITIBANK N.A., LONDON BRANCH as Mandated Lead Arrangers (6) DNB (UK) LIMITED and ING BANK, A BRANCH OF ING-DIBA AG as Co-Bookrunners (7) ING BANK N.V. as Hedge Coordinator (8) DNB (UK) LIMITED and ING BELGIUM NV/SA as Sustainability Coordinators (9) ING BELGIUM NV/SA as Sustainability Agent (10) DNB BANK ASA, LONDON BRANCH and ING BANK N.V. SEOUL BRANCH as ECA Coordinators (11) DNB BANK ASA, LONDON BRANCH, as Agent (12) DNB BANK ASA, LONDON BRANCH, as Security Trustee (13) DNB BANK ASA, LONDON BRANCH, as K-sure Agent BACKGROUND (A) The Lenders have agreed to make available to the Borrower a term loan facility of up to $190,436,155 for the purpose of financing up to the lower of (i) 65 per cent. of the Purchase Price and (ii) 65 per cent. of the Fair Market Value of the Ships. The Facility shall be provided in four Tranches, one per Ship, with each Tranche to be split into a Commercial Advance in the amount equal to 20 per cent. of the Tranche (with the aggregate amount of all Commercial Advances not exceeding $38,087,231) and a K-sure Advance in the amount equal to 80 per cent. of the Tranche (with the aggregate amount of all K-sure Advances not exceeding $152,348,924). (B) The Swap Banks may agree to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations. (C) The Lenders and the Swap Banks have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein. IT IS AGREED as follows: 29

2 EUROPE/72894735v11 1 INTERPRETATION 1.1 Definitions Subject to Clause 1.5 (General Interpretation), in this Agreement: "Account Charge" means a deed creating security in respect of the Earnings Account in favour of the Security Trustee in the Agreed Form. "Advance" means the borrowing of part of a Tranche under this Agreement. "AER Reference Vessels" means any vessels owned by any member of the Group other than vessels that are undergoing extended storage or ship-to-ship operations. "AER Trajectory Value" means the value set out in the table below in respect of a given class of the AER Reference Vessels in any given year. AER Reference Vessels 2023 2024 2025 2026 2027 Suezmax 3.1839 3.1031 3.0223 2.9415 2.8606 VLCC 200000-+ 2.1020 2.0487 1.9953 1.9419 1.8886 "Affiliate" means, in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company. "Agent" means DNB Bank ASA, London Branch acting in such capacity through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, or any successor of it. "Agreed Form" means in relation to any document, that document in a form agreed in writing by the Agent (acting on the instructions of the Lenders or, if agreed in the Finance Documents, the Majority Lenders) and (if applicable) the K-sure Agent acting pursuant to the instructions of K-sure, or if otherwise approved in accordance with any other procedure specified in the relevant provision of any Finance Document. "Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. "Annual Efficiency Ratio" has the meaning given to the term "AER" in the Poseidon Principles. "Anti-Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions. "Approved Classification Society" means any of DNV GL, Bureau Veritas, Lloyds Register of Shipping, American Bureau of Shipping, Nippon Kaiji Kyokai or such other classification society which the Agent has approved or selected (with the authorisation of the Majority Lenders). "Approved Flag" means Greek, Liberian, Belgian, French, Malta, Marshall Islands, Hong Kong and Panama flags and any other flag approved by the Agent (acting on the instructions of the Majority Lenders). "Approved Lender" means any of the financial institutions and banking groups listed in Schedule 10 (Approved Lenders). "Approved Manager" means:

3 EUROPE/72894735v11 (a) in relation to the technical management of each Ship: (i) Euronav Ship Management SAS of 15 Quai Ernest Renaud, Immeuble Les Salorges 1, 44000 Nantes, France (with a Belgian branch office at De Gerlachekaai 20, B 2000 Antwerp 1, Belgium); or (ii) Anglo Eastern Ship Management Ltd of 23/F, 248 Queen's Road, East Wanchai, Hong Kong; or (iii) Anglo-Eastern (Antwerp) N.V. of Sneeuwbeslaan 14, 2610 Antwerp, Belgium; or (iv) Anglo-Eastern Tanker Management (Hong Kong) Limited of 27/F, 248 Queen's Road, East Wanchai, Hong Kong; or (v) Anglo-Eastern (Labuan) Limited of Unit Level 11(A), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia; or (vi) any member of the Anglo-Eastern Univan Group; or (vii) Wallem of 9/F Dorset House, Taikou Place, 979 King's Road, Quarry Bay, Hong Kong; or (viii) V. Ships of 63 Queen Victoria Street, EC4N 4UA, London, England; or (ix) Euronav Ship Management (Hellas) Ltd. (Greek Branch) of 69 Akti Miaouli Str, Piraeus 185 37, Greece; or (x) Columbia Shipmanagement Ltd. of 21 Spyrou Kyprianou Avenue, Yermasoyia, 4042 Limassol-Cyprus; or (xi) Northern Marine Limited, of Alba House, 2 Central Avenue, Clydebank, Glasgow, G81 2QR, Scotland; and (b) in relation to the commercial management of each Ship: (i) the Borrower; (ii) any wholly owned subsidiary of the Borrower; or (iii) Tankers International Limited of 10 Bressenden Place, 1st Floor, Verde Building, London SW1E 5DH, or, in each case, any other company which the Agent (with the authorisation of the Lenders) may approve from time to time as the technical or commercial manager of that Ship (such approval not to be unreasonably withheld). "Approved Shipbroker" means Clarksons Platou Securities AS, Arrow Sale & Purchase (UK) Limited, Braemar ACM, Simpson Spence Young, Fearnleys, or such other independent sale and purchase shipbrokers which the Agent has approved or selected (with the authorisation of the Lenders) and to which the Borrower may agree. "Arrangers" means, together, the Mandated Lead Arrangers, the ECA Coordinator and the Co- Bookrunners.

4 EUROPE/72894735v11 "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Authorisation" means an authorisation, consent, approval, resolution, licence, permit, ruling, exemption, filing, notarisation, legalisation or registration. "Available Commitment" means, in relation to a Lender under each Tranche and at any time, its Commitment less its Contribution at that time (and "Total Available Commitments" means the aggregate of the Available Commitments of all the Lenders). "Availability Period" means, in respect of a Tranche, the period commencing on the date of this Agreement and ending on the earlier of: (a) the date falling 20 Business Days after the Delivery Date for the relevant Ship other than in the case of Ship A and Ship B where such date shall be the date falling 180 days after the contractual date for delivery of Ship A under the Shipbuilding Contact in respect of Ship A (such contractual delivery date being 30 June 2023); or (b) the date on which the Shipbuilding Contract in respect of the relevant Ship is cancelled or terminated; or (c) (i) in respect of Ship A, 26 March 2024; (ii) in respect of Ship B, 17 May 2024; (iii) in respect of Ship C, 27 October 2024; and (iv) in respect of Ship D, 10 November 2024, or, in each case, such later date as may be agreed between (A) the Borrower, (B) the Agent, acting on the instructions of the Lenders and (C) the K-sure Agent, acting on the instructions of K-sure. "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. "Blocking Law" means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

5 EUROPE/72894735v11 (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (c) any other blocking or anti-boycott law of Germany, the European Union, the United Kingdom. "Borrower" means Euronav NV, a company incorporated in Belgium whose registered office is at De Gerlachekaai 20, B-2000 Antwerp, Belgium. "Break Costs" means the amount (if any) by which: (a) the interest (excluding the applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in relation to the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Builder" means Hyundai Samho Heavy Industries Co., Ltd., a company incorporated and existing under the laws of the Republic of Korea with its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea. "Business Day" means: (a) a day on which banks are open in London, Oslo, Amsterdam, Frankfurt, Singapore, Seoul and Antwerp; and (b) in respect of a day on which a payment is required to be made under a Finance Document, also New York City; and (c) (in relation to the fixing of an interest rate) which is a US Government Securities Business Day. "Change of Control" means, in relation to the Borrower, if 2 or more persons acting in concert or any individual person in each case other than the Permitted Holders: (a) acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital or voting rights of the Borrower; or (b) has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower. "Co-Bookrunners" means DNB (UK) Limited and ING Bank, a branch of ING-DiBa AG. "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated, and rulings issued thereunder. "Commercial Advance" means, in respect of each Tranche, an Advance in an amount equal to 20 per cent. of the amount of that Tranche. "Commercial Lender Commitment" means, in relation to a Commercial Lender, the amount set opposite its name in Part A of Schedule 1 (Lenders and Commitments), or, as the case may

6 EUROPE/72894735v11 require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commercial Lender Commitments" means the aggregate of the Commercial Lender Commitments of all the Commercial Lenders being no more than US$38,087,231 or 20 per cent of the Total Commitments). "Commitment" means: (a) in relation to a Commercial Lender, its Commercial Lender Commitment; and (b) in relation to a K-sure Lender, its K-sure Lender Commitment. "Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Certificate of Compliance) or in any other format which the Agent may approve and with such other information as the Agent may require. "Confidential Information" means all information relating to the Borrower, the Group, the Finance Documents or the Loan of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or the Loan from either: (a) any member of the Group or any of its advisers; or (b) another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that (A) is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 32.2 (Disclosure of Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Group and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. "Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the Loan Market Association from time to time (as logically amended to reflect the terms of this Agreement) or in any other form agreed between the Borrower and the Agent. "Confirmation", in relation to any continuing Designated Transaction, has the meaning given in the relevant Master Agreement.

7 EUROPE/72894735v11 "Connectivity Reference Vessels" means vessels owned by any member of the Group other than vessels that are undergoing extended storage or ship-to-ship operations and which are managed by Euronav Ship Management SAS or Euronav Ship Management (Hellas) Ltd. (Greek Branch). "Connectivity KPI" means the value set out in the table below in respect of a given class of the Connectivity Reference Vessels in any given year: Year Annual GB provided for free to each seafarer Cost for additional MB 2023 36 $ 0.033 / MB 2024 42 $ 0.033 / MB 2025 48 $ 0.025 / MB 2026 54 $ 0.025 / MB 2027 60 $ 0.025 / MB "Contractual Currency" has the meaning given in Clause 21.4 (Currency indemnity). "Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender. "Corresponding Debt" means any amount, other than any Parallel Debt, which the Borrower owes to a Creditor Party under or in connection with the Finance Documents. "Creditor Party" means the Agent, the Security Trustee, the Sustainability Agent, the K-sure Agent, the Mandated Lead Arrangers, the Co-Bookrunners, the ECA Coordinator, Sustainability Coordinators, the Hedge Coordinator, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time. "Deed of Covenant" means, in relation to each Ship and where (in the opinion of the Agent) it is appropriate in the context of the relevant Approved Flag, a deed of covenant collateral to the Mortgage on that Ship to be executed by the Borrower in favour of the Security Trustee in the Agreed Form. "Defaulting Lender" means any Lender: (a) which has failed to make available the relevant proportion of its Commitment in respect of any Advance or has given notice to the Agent that it will not make such amount available by the relevant Drawdown Date pursuant to Clause 4.3 (Notification to Lenders of receipt of a Drawdown Notice); or (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and

8 EUROPE/72894735v11 payment is made within 5 Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment. "Delivery Date" means, in respect of a Ship, the date on which that Ship is delivered by the Builder to the Borrower under the applicable Shipbuilding Contract. "Designated Transaction" means a Transaction which fulfils the following requirements: it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank; (a) its purpose is the hedging of the exposure of the Borrower under this Agreement to fluctuations in the Reference Rate arising from the funding of the Loan (or any part thereof) for a period expiring no later than the last Maturity Date; and (b) it is designated by the Borrower and/or by the relevant Swap Bank, by delivery by the Borrower and/or that Swap Bank to the Agent of a notice of designation in the form set out in Schedule 7 (Designation Notice), as a Designated Transaction for the purposes of the Finance Documents. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, a party to this Agreement (a "Party"); or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other parties in accordance with the terms of the Finance Documents, and which (in each case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Dollars" and "$" means the lawful currency for the time being of the United States of America. "Drawdown Date" means, in relation to a Tranche, the date requested by the Borrower for the Tranche to be made, or (as the context requires) the date on which the Tranche is actually made. "Drawdown Notice" means a notice in the form set out in Schedule 2 (Drawdown Notice) (or in any other form which the Agent approves or reasonably requires). "Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of that Ship, including (but not limited to): (a) all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of that Ship for hire, remuneration for salvage and towage

9 EUROPE/72894735v11 services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; (b) all moneys which are at any time payable under Insurances in respect of loss of earnings; and (c) if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship. "Earnings Account" means an account in the name of the Borrower with the Agent in London designated "[Name of Borrower] - Earnings Account", or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is agreed by the Agent and the Borrower as the Earnings Account for the purposes of this Agreement. "ECA Coordinators" means DNB Bank ASA, London Branch and ING Bank N.V., Seoul Branch. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws. "Environmental Claim" means: (a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or (b) any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset. "Environmental Incident" means: (a) any release of Environmentally Sensitive Material from a Ship; or (b) any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or is reasonably likely to be arrested, attached, detained or injuncted and/or a Ship and/or the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or reasonably likely to be arrested and/or where the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action.

10 EUROPE/72894735v11 "Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material. "Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous. "Erroneous Payment" has the meaning given to it in Clause 24.20 (Amounts paid in error). "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC. "Event of Default" means any of the events or circumstances described in Clause 19.1 (Events of Default). "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "Fallback Interest Period" means one month. "FATCA" means (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by or under FATCA. "FATCA Exempt Party" means a party to a Finance Document that is entitled to receive payments free from any FATCA Deduction.

11 EUROPE/72894735v11 "Fair Market Value" means, in relation to a Ship, a valuation of its market price as determined in accordance with Clause 15.3 (Valuation of Ships). "Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Mandated Lead Arrangers, the Agent and the Security Trustee and the Borrower setting out any of the fees referred to in Clause 20.1 (Fees). "Finance Documents" means: (a) this Agreement; (b) any Fee Letter; (c) each Drawdown Notice; (d) the Mortgages; (e) the Deeds of Covenant; (f) the General Assignments; (g) the Account Pledges; (h) the Master Agreements; (i) the Master Agreement Assignments; (j) any other document (whether creating a Security Interest or not, other than a Manager’s Undertaking) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition; or (k) any other document designated as such by the Agent and the Borrower. "Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor: (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor; (b) under any loan stock, bond, note or other security issued by the debtor; (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor; (d) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

12 EUROPE/72894735v11 (g) under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or (h) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (g) if the references to the debtor referred to the other person. "Frontline" means Frontline Ltd., a company incorporated in Bermuda with registration number 17460 and having its registered office at Par-La Ville Place 14 Par-La Ville Road, 4th floor Hamilton, Pembroke, HM 08 Bermuda. "Fund" means a fund which is regularly engaged in, or established for the purpose of, making, purchasing or investing in loans, securities or other financial assets. "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to sub- paragraph (ii) of paragraph (a) of Clause 5.6 (Cost of funds). "General Assignment" means, in relation to each Ship, a deed to be executed by the Borrower in favour of the Security Trustee creating security in respect of the Earnings, the Insurances and any Requisition Compensation relating to that Ship and any Long Term Charter in relation to that Ship and any guarantee of such charter in the Agreed Form. "Green Projects KPI" means the number of Qualifying Green Projects set out in the table below completed in any given year. Year Number of Qualifying Green Projects 2023 7 2024 14 less the number of Qualifying Green Projects completed in 2023 2025 16 less the number of Qualifying Green Projects completed in 2023 and 2024 2026 18 less the number of Qualifying Green Projects completed in 2023 to 2025 (inclusive) 2027 20 less the number of Qualifying Green Projects completed in 2023 to 2026 (inclusive) "Group" means the Borrower and each of its subsidiaries. "Historic Term SOFR" means, in relation to the Loan or any part of the Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan and which is as of a day which is no more than five US Government Securities Business Days before the Quotation Date. "Hemen Holding" means Hemen Holding Limited, a company incorporated in Cyprus with registration number HE87804 and having its registered office at P.O. Box 3562, CY-3399 Limassol, Cyprus.

13 EUROPE/72894735v11 "Holding Company" means, in relation to a person, any other person in relation to which it is a subsidiary. "Hong Kong Convention" means the International Maritime Organization's convention for the Safe and Environmentally Sound Recycling of Ships, 2009 together with the guidelines to be issued by the International Maritime Organization in connection with such convention. "IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002, as the same may be updated from time to time, to the extent applicable to the relevant financial statements. "Initial DOJ Statement" means the statement issued by the U.S. Department of Justice in respect of the Oceania Investigation dated 20 May 2023, a copy of which was provided by the Borrower to the Agent prior to this Agreement. "Initial S&K Memo" means the memo of the Borrower’s U.S. counsel, Seward & Kissel in respect of the Oceania Investigation dated 17 May 2023, a copy of which was provided by the Borrower to the Agent prior to this Agreement. "Impaired Agent" means the Agent at any time when: (a) it has failed to make (or has notified a party to a Finance Document that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender), it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and (ii) payment is made within 10 Business Days of its due date; or (iii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. "Insolvency Event" in relation to a Lender means that Lender: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement, or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the

14 EUROPE/72894735v11 jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. "Insurances" means, in relation to a Ship: (a) all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, its Earnings or otherwise in relation to it; and (b) all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium. "Interest Period" means a period determined in accordance with Clause 6 (Interest Periods). "Interpolated Term SOFR" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between: (a) either:

15 EUROPE/72894735v11 (i) the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, the most recent applicable Term SOFR for a tenor of one month; and (b) the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan. "Inventory of Hazardous Materials" means, in relation to a Ship, the document issued by the relevant Approved Classification Society describing the materials present in such Ship's structure and equipment that may be hazardous to human health or the environment along with their respective location and approximate quantities. "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code). "ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time. "ISSC" means an International Ship Security Certificate issued under the ISPS Code. "K-sure Advance" means, in respect of each Tranche, an Advance in an amount equal to 80 per cent. of the amount of that Tranche. "K-sure" means Korea Trade Insurance Corporation at 2-16th Floors, Korea Trade Insurance Corporation Building, 14, Jong-ro, Jongro-gu, Seoul, 03187, Republic of Korea. "K-sure Agent" means DNB Bank ASA, London Branch, as agent of the other Creditor Parties with respect to the K-sure Insurance Policy, acting in such capacity through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF. "K-sure Insurance Policy" means an insurance policy issued or to be issued by K-sure in favour of the K-sure Lenders together with the General Terms and Conditions of Medium and Long Term Export Insurance (Buyer's Credit, Standard Type) and the special terms and conditions each attached to the insurance policy providing political and commercial risks cover and otherwise setting out the terms and conditions of K-sure's insurance cover for an amount of 95 per cent. of each K-sure Advance and accrued interest (other than interest payable under Clause 7 (Default Interest)) on it. "K-sure Lender Commitment" means, in relation to a K-sure Lender, the amount set opposite its name in Part B of Schedule 1 (Lenders and Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total K-sure Lender Commitments" means the aggregate of the K-sure Lender Commitments of all the K-sure Lenders) being no more than US$152,348,924 or 80 per cent of the Total Commitments.

16 EUROPE/72894735v11 "K-sure Premium" means the amount of premium in respect of the K-sure Advances being payable or (as the context may require) paid to K-sure under the terms of the K-sure Insurance Policy for such K-sure Advances on or prior to the first Drawdown Date. "Lender" means: (a) any Commercial Lender; and (b) any K-sure Lender, acting through its branch indicated in Schedule 1 (Lenders and Commitments) (or through another branch notified to the Borrower under Clause 31.13 (Change of lending office) or its transferee, successor or assign. "Loan" means the principal amount for the time being outstanding under this Agreement. "Long Term Charter" means any charter or other contract of employment for a Ship which is entered into by the Borrower for a term which exceeds 36 months’ duration. "Manager's Undertaking" means, in relation to a Ship, the undertaking to be given by the Approved Manager in favour of the Security Trustee in the Agreed Form. "Mandated Lead Arrangers" means DNB (UK) Limited, ING Bank, a branch of ING-DiBa AG and Citibank N.A., London Branch. "Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $5,000,000 or the equivalent in any other currency. "Majority Lenders" means a Lender or Lenders (including at least one Commercial Lender) whose Commitments aggregate more than 662/3 per cent. of the Total Commitments or, if the Commitments has been cancelled in full, a Lender or Lenders whose participations in the Loan immediately before such cancellation in full aggregate more than 66⅔ per cent. of the Total Commitments immediately before such cancellation. "Margin" has the meaning given to it at Clause 5.8 (Calculation of Margin). "Margin Adjustment Date" means: (a) the date falling 10 Business Days after the date of delivery by the Borrower of each annual Compliance Certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements) provided with the financial statements referred to in paragraph (a) of Clause 11.5 (Provision of financial statements) in relation to the financial year of the Borrower ended 31 December 2023 or any subsequent financial year of the Borrower; or (b) if the Borrower fails to provide a Compliance Certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements) with the financial statements referred to in paragraph (a) of Clause 11.5 (Provision of financial statements) in respect of a financial year of the Borrower, the date falling 121 days after the end of the financial year to which those financial statements were to relate, provided however, in each case, if such date is not the last day of an Interest Period such date shall be deferred to the last day of the then current Interest Period. "Market Disruption Rate" means the Reference Rate.

17 EUROPE/72894735v11 "Master Agreement" means each master agreement (on the 1992 or 2002 (as the case may be) ISDA (Multicurrency-Crossborder) form) in an agreed form made or to be made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time. "Master Agreement Assignment" means, in relation to each Master Agreement, the assignment of that Master Agreement in the Agreed Form. "Maturity Date" means: (a) in respect of the Tranche relating to Ship A, the date that is the earlier of (i) 26 March 2036 and (ii) the date falling 12 years from the Delivery Date in respect of that Ship; (b) in respect of the Tranche relating to Ship B, the date that is the earlier of (i) 17 May 2036 and (ii) the date falling 12 years from the Delivery Date in respect of that Ship; (c) in respect of the Tranche relating to Ship C, the date that is the earlier of (i) 27 October 2036 and (ii) the date falling 12 years from the Delivery Date in respect of that Ship; (d) in respect of the Tranche relating to Ship D, the date that is the earlier of (i) 10 November 2036 and (ii) the date falling 12 years from the Delivery Date in respect of that Ship. "Mortgage" means, in relation to each Ship, a first priority or preferred (as the case may be) mortgage on that Ship in the form appropriate to the relevant Approved Flag in each case executed by the Borrower in favour of the Security Trustee (and/or such other Creditor Parties as may be appropriate in the opinion of the Agent and in the context of the relevant Approved Flag), each such mortgage to be in the Agreed Form and, where the relevant Approved Flag is Belgian or French flag, the amount secured by such mortgage shall be limited to 125 per cent. of the Fair Market Value of the relevant Ship as at the date of the relevant mortgage. "Non-Consenting Lender" means any Lender which does not and continues not to consent or agree to: (a) a request of the Borrower or the Agent (at the request of the Borrower) to give a consent in relation to, or to agree to a waiver or amendment of, any provision of the Finance Documents; (b) the consent, waiver or amendment in question requires the approval of all of the Lenders; and (c) Lenders whose Commitments aggregate more than 662/3 per cent. of the Total Commitments have consented or agreed to such waiver or amendment. "Notifying Lender" has the meaning given in Clause 23 (Illegality, etc.) or Clause 29.1 (Increased costs) as the context requires. “Oceania Investigation” has the meaning given in Clause 11.7 (Provision of further information). "Payment Currency" has the meaning given in Clause 21.4 (Currency indemnity). "Parallel Debt" means any amount which the Borrower owes to the Security Trustee under Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or under that clause as incorporated by reference or in full in any other Finance Document.

18 EUROPE/72894735v11 "Parallel Vehicle" means a vehicle used in a parallel funds structure composed of side-by-side vehicle(s) which invest and divest alongside the main fund. "Party" means a party to this Agreement. "Permitted Holders" means each of Saverco, Victrix, Frontline and Hemen Holding (and (in each case) any Parallel Vehicle thereof and their respective alternative investment vehicles) and their affiliates. "Permitted Pooling Agreement" means: (a) the pooling agreement and the pool charter party dated 3 June 2023 made between the Borrower and Tankers International Limited in respect of Ship A; or (b) any other pool participation agreement made between Tankers International Limited as pool company and the Borrower as pool participant in respect of a Ship and designated as a Permitted Pooling Agreement by the Borrower and the Agent (acting with the authorisation of the Majority Lenders, such authorisation not to be unreasonably withheld). "Permitted Security Interests" means: (a) Security Interests created by the Finance Documents; (b) liens for unpaid master's and crew's wages in accordance with usual maritime practice, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps); (c) liens for salvage; (d) liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement; (e) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps); (f) any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Borrower is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps provided such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and (g) Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made. "Pertinent Document" means: (a) any Finance Document; (b) any Shipbuilding Contract;

19 EUROPE/72894735v11 (c) any Master Agreement; (d) any policy or contract of insurance contemplated by or referred to in Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document; (e) any other document contemplated by or referred to in any Finance Document; and (f) any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (c) or (d). "Pertinent Jurisdiction" in relation to a company, means: (a) England and Wales; (b) the country under the laws of which the company is incorporated or formed; (c) a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised; (d) a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax; (e) a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and (f) a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c). "Pertinent Matter" means: (a) any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or (b) any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a); and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing. "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time. "Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a reasonable determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default. "Purchase Price" means the purchase price of a Ship paid by the Borrower to the Builder in connection with the relevant Shipbuilding Contract.

20 EUROPE/72894735v11 "Put Option Date" means the fifth anniversary of the first Drawdown Date. "Qualifying Green Project" means a project of a type described in Schedule 9 (Qualifying Green Projects) in respect of any vessel owned by the Borrower or any subsidiary of it. "Quotation Day" means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days). "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets. "Recognised Organisation" means, in respect of a Ship, an organisation representing that Ship's flag state and, for the purposes of Clause 14.16 (Poseidon Principles), duly authorised to determine whether the Borrower has complied with regulation 22A of Annex VI. "Reference Rate" means, in relation to the Loan or any part of the Loan: (a) the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or (b) as otherwise determined pursuant to Clause 5.4 (Unavailability of Term SOFR), and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero. "Related Fund" means, in relation to a Fund or Lender, any other Fund that either has the same fund manager or asset manager or has common ownership with an existing Lender or is owned or managed by an existing Lender. "Relevant Person" means: (a) the Borrower; (b) each subsidiary of the Borrower; and (c) all respective directors, officers, employees, agents and representatives of each of the persons mentioned in paragraphs (a) to (b) above; "Relevant Jurisdiction" means, in relation to the Borrower: (a) the jurisdiction under who laws the Borrower is incorporated as at the date of this Agreement; (b) any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Finance Documents entered into by it.

21 EUROPE/72894735v11 "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Repayment Date" means a date on which a repayment is required to be made under Clause 8 (Repayment, Prepayment and Cancellation). "Repeating Representation" means each of the representations set out in Clause 9.3 (Representations and Warranties) except Clause 10.22 (Insolvency), Clause 10.19 (Deduction of Tax) and Clause 10.20 (No filing or stamp taxes) and any representation made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated. "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss". "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Restricted Party" means a person: (a) that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or (c) that is directly or indirectly owned or controlled by a person referred to in paragraph (a) and/or (b) above; or (d) with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws; "Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, the European Union, the member states of the European Union, the United States of America, Australia and Canada and any authority acting on behalf of any of them in connection with Sanctions Laws. "Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority. "Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority as amended, revised, supplemented or substituted from time to time. “Sanctions Provisions” means Clause 10.15 (Sanctions), Clause 11.17 (Conduct of business; compliance with laws) so far as it relates to Sanctions Laws, Clause 11.19 (compliance with Sanctions Laws) and Clause 12.11 (Notifications of Sanctions).

22 EUROPE/72894735v11 "Saverco" means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium. "Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country. "Security Assets" means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security. "Security Interest" means: (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind; (b) the security rights of a plaintiff under an action in rem; and (c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution. "Security Party" means any person other than the Borrower (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents". "Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrower, the Security Parties and the other Creditor Parties that: (a) all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid; (b) no amount is owing or has accrued (without yet having become due for payment) under any Finance Document and all Commitments have terminated; (c) neither the Borrower nor any Security Party has any future or contingent liability under Clause 20 (Fees, Expenses), Clause 21 (Indemnities) or Clause 22 (No Set-Off or Tax Deduction) or any other provision of this Agreement or another Finance Document; and (d) the Agent, the Security Trustee and the Majority Lenders, acting reasonably, consider that there is no significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document. "Security Property" means: (a) the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Creditor Parties and all proceeds of that Transaction Security;

23 EUROPE/72894735v11 (b) all obligations expressed to be undertaken by the Borrower or any Security Party to pay amounts in relation to the Secured Liabilities to the Security Trustee as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by the Borrower or any other person in favour of the Security Trustee as trustee for the Creditor Parties; (c) the Security Trustee's interest in any turnover trust created under the Finance Documents; (d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except: (i) rights intended for the sole benefit of the Security Trustee; and (ii) any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement. "Security Trustee" means DNB Bank ASA, London Branch, acting in such capacity through its office at 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, or any successor of it. "Servicing Bank" means the Agent or the Security Trustee. "Ship" means Ship A, Ship B, Ship C or Ship D. "Ship A" means the vessel having Builder's Hull No. 8134, details of which are set out opposite its name in Schedule 5 (Details of Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag. "Ship B" means the vessel having Builder's Hull No. 8135, details of which are set out opposite its name in Schedule 5 (Details of Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag. "Ship C" means the vessel having Builder's Hull No. 8136, details of which are set out opposite its name in Schedule 5 (Details of Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag. "Ship D" means the vessel having Builder's Hull No. 8137, details of which are set out opposite its name in Schedule 5 (Details of Ships), which is to be constructed by the Builder for, and purchased by, the Borrower under the applicable Shipbuilding Contract and upon delivery registered in the name of the Borrower under an Approved Flag. "Shipbuilding Contract" means: (a) in respect of Ship A, the shipbuilding contract dated 18 June 2021 and made between the Builder and the Borrower for construction by the Builder of Ship A and its purchase by the Borrower; (b) in respect of Ship B, the shipbuilding contract dated 2 June 2021 and made between the Builder and the Borrower for construction by the Builder of Ship B and its purchase by the Borrower;

24 EUROPE/72894735v11 (c) in respect of Ship C, the shipbuilding contract dated 2 June 2021 and made between the Builder and the Borrower for construction by the Builder of Ship C and its purchase by the Borrower; and (d) in respect of Ship D, the shipbuilding contract dated 2 June 2021 and made between the Builder and the Borrower for construction by the Builder of Ship D and its purchase by the Borrower. "SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). "Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables). "Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "Sustainability Agent" means ING Belgium NV/SA. "Sustainability Coordinators" means DNB (UK) Limited and ING Belgium NV/SA. "Sustainability Report" means, for each financial year of the Borrower ending 31 December, a sustainability report in respect of the Borrower in the form set out in the Borrower's annual report for that financial year or such other form acceptable to the Sustainability Agent and reviewed by the Borrower's independent auditor or other qualified service provider, being an external professional services firm, which is qualified to verify, and is regularly engaged in assessing, sustainability performance reporting. "Swap Bank" means a bank or financial institution listed in Schedule 1 (Lenders and Commitments and Swap Banks) and acting through its branch indicated in that Schedule. "Swap Counterparty" means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which enters into that Designated Transaction. "Tax Deduction" has the meaning given in Clause 22.5 (Tax Deduction). "Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). "Third Parties Act" has the meaning given in Clause 37.4 (Third Party rights). "Total Commitments" means the aggregate of the Total Commercial Lender Commitments and the Total K-sure Lender Commitments. "Total Loss" means, in relation to a Ship: (a) actual, constructive, compromised, agreed or arranged total loss of that Ship; (b) any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority

25 EUROPE/72894735v11 or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 90 days redelivered to the Borrower's full control; (c) any condemnation of that Ship by any tribunal or by any person claiming to be a tribunal; or (d) any arrest, capture, seizure or detention of that Ship (including piracy or theft) unless it is within 90 days redelivered to the Borrower's (as the case may be) full control. "Total Loss Date" means, in relation to a Ship: (a) in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and (c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred. "Tranche" means the principal amount of each borrowing in respect of each Ship by the Borrower under this Agreement, being one Tranche per Ship and comprising a Commercial Advance and a K-Sure Advance. "Transaction" has the meaning given in each Master Agreement. "Transaction Security" means the Security Interest created or evidenced or expressed to be created or evidenced under the Finance Documents. "Transfer Certificate" has the meaning given in Clause 31.2 (Transfer by a Lender). "UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents. "US Government Securities Business Day" means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

26 EUROPE/72894735v11 "VAT" means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. "Victrix" means Victrix NV, a company incorporated in Belgium whose registered office is at Le Grellelei 20, 2600 Berchem, Belgium. Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2 Construction of certain terms In this Agreement: references to any "Arranger", any "Mandated Lead Arranger", the "Agent", any "Creditor Party", any "Lender", any "Swap Bank", the "Borrower", any "Security Party", any "Party", the "Security Trustee" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents.

27 EUROPE/72894735v11 "administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator. "approved" means, for the purposes of Clause 13 (Insurance), approved in writing by the Agent acting with the authorisation of the Majority Lenders (which authorisation shall not be unreasonably withheld). "asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment. "company" includes any partnership, joint venture and unincorporated association. "consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation. "contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained. a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan. "document" includes a deed; also a letter or fax. "excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims. "expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax. "law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council. "legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation. "liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise. "months" shall be construed in accordance with Clause 1.3 (Meaning of "month"). "obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower in relation to that Ship is obliged to effect or procure are effected, under Clause 13 (Insurance) or any other provision of this Agreement or another Finance Document. "parent company" has the meaning given in Clause 1.4 (Meaning of "subsidiary"). "person" includes any individual; any firm, company or corporation; any state, political sub- division of a state and local or municipal authority; any association, trust, joint venture,

28 EUROPE/72894735v11 consortium, partnership; any international organisation; and any other entity (whether or not having separate legal personality). "policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms. "protection and indemnity risks" means the usual risks covered by a protection and indemnity association including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (01/11/02 or 01/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/1995 or 1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision. "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation. "subsidiary" has the meaning given in Clause 1.4 (Meaning of "subsidiary"). "tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine. "war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83). 1.3 Meaning of "month" A period of 1 or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but: (a) on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or (b) on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day; and "month" and "monthly" shall be construed accordingly. 1.4 Meaning of "subsidiary" A company (S) is a subsidiary of another company (P) if: (a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or (b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or (c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or

29 EUROPE/72894735v11 (d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P; and any company of which S is a subsidiary is a parent company of S. 1.5 General Interpretation In this Agreement: (a) references to, or to a provision of, a Finance Document or any other document are references to it as amended, novated, replaced, modified varied, restated, extended or supplemented, whether before the date of this Agreement or otherwise; (b) references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise; (c) words denoting the singular number shall include the plural and vice versa; (d) "including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used; (e) Clauses 1.1 (Definitions) to 1.5 (General Interpretation) apply unless the contrary intention appears; (f) an Event of Default or Potential Event of Default is "continuing" if it has not been remedied or waived in writing provided that, following the exercise by the Agent of any right pursuant to Clause 19.2 (Actions following an Event of Default), an Event of Default is "continuing" only if it has not been waived; and (g) The Borrower acknowledges that: (i) in relation to matters which would adversely impact on the K-sure Insurance Policy or would result in a derogation from express requirements of the K-sure Insurance Policy (a K-sure Approval Matter), each of the Agent and the K-sure Lenders may be required to act or refrain from acting and to exercise any right, power, authority or discretion vested in it under the Finance Documents in accordance with the K-sure Insurance Policy and with instructions duly given to it by K-sure under or in connection with the K-sure Insurance Policy; (ii) if and whenever any such Creditor Party is expressed to be required to act "reasonably" that Creditor Party shall be deemed to have so acted if it relates to a K- sure Approval Matter and if, and to the extent that, it acts on the instructions of K- sure; and (iii) in the event of any conflict or inconsistency between the terms of this Agreement and the K-sure Insurance Policy, the terms of the K-sure Insurance Policy shall prevail. 1.6 Headings In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

30 EUROPE/72894735v11 2 FACILITY 2.1 Amount of facility (a) Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower a term loan facility in an amount not exceeding the Total Commitments in four Tranches. (b) The Tranche in respect of Ship A shall be in an amount equal to the lesser of (i) 65 per cent. of the Purchase Price and (ii) 65 per cent. of the Fair Market Value of the Ship to which the Tranche relates calculated by reference to the valuations provided pursuant to paragraph (c) of Clause 9.1 (Document fees and no default). (c) Each Tranche in respect of each of Ship B, Ship C or Ship D shall be in an amount equal to the lesser of (i) 65 per cent. of the Purchase Price and (ii) 65 per cent. of the Fair Market Value of the Ship to which the Tranche relates calculated by reference to the valuations provided pursuant to paragraph (c) of Clause 9.1 (Document fees and no default). (d) Each Tranche shall be split into (i) a Commercial Advance in the amount equal to 20 per cent. of the Tranche and (ii) a K-sure Advance in the amount equal to 80 per cent. of the Tranche. 2.2 Lenders' participations Subject to the other provisions of this Agreement, each Lender shall participate in each Tranche in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments. 2.3 Purpose of Tranches The Borrower undertakes with each Creditor Party to use each Tranche only for the purposes stated in the preamble to this Agreement. 2.4 No obligations imposed on K-sure K-sure shall not have any obligations or liabilities under this Agreement unless and until it becomes a Lender in accordance with the terms of Clause 31.18 (Transfers to K-sure) of this Agreement in which event its obligations and liabilities shall be limited to those it has as a Lender. 2.5 Obligations of the Borrower The obligations of the Borrower under this Agreement shall constitute absolute, unconditional and irrevocable financial obligations of the Borrower to the Creditor Parties. Such obligations are independent and separate obligations to be performed or enforced irrespective of whether or not any person has performed its obligations under any Shipbuilding Contract. 3 POSITION OF THE LENDERS AND SWAP BANKS 3.1 Interests several The rights of the Lenders and the Swap Banks under this Agreement are several. 3.2 Individual right of action Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under a Finance Document without joining the Agent, the Security Trustee, any Arranger or any other Lender or any other Swap Bank as additional parties in the proceedings.

31 EUROPE/72894735v11 3.3 Proceedings requiring Majority Lender consent Except as provided in Clause 3.2 (Individual right of action), no Lender and no Swap Bank may commence proceedings against the Borrower or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders. 3.4 Obligations several The obligations of the Lenders under this Agreement and of each Swap Bank under the Master Agreement to which it is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure by a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in: (a) the obligations of the other Lenders or other Swap Banks being increased; nor (b) the Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document; and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or the Master Agreement to which it is a party. 3.5 Security Trustee as joint and several creditor (a) The Borrower and each of the Creditor Parties agrees that the Security Trustee shall be the joint creditor ("hoofdelijke schuldeiser") together with each other Creditor Party of each liability and obligation of the Borrower towards any Creditor Party under any Finance Document, and that accordingly the Security Trustee will have its own independent right to demand performance by the Borrower of those liabilities and obligations. However, any discharge of any liability or obligation of the Borrower to one of the Security Trustee or another Creditor Party shall, to the same extent, discharge the corresponding liability or obligation owing to the others. (b) Without limiting or affecting the Security Trustee's rights against the Borrower (whether under this paragraph or under any other provision of the Finance Documents), the Security Trustee agrees with each other Creditor Party (on a several and separate basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Creditor Party except with the consent of the relevant Creditor Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee's right to act in the protection or preservation of rights under or to enforce any Finance Document (or to do any act reasonably incidental to any of the foregoing). (c) Subject to the provisions of this Clause 3.5 (Security Trustee as joint and several creditor), the Security Trustee holds any security created by a Finance Document in its name and the Security Trustee shall have full and unrestricted title to and authority in respect of that security, subject always to the terms of the Finance Documents. 4 DRAWDOWN 4.1 Request for advance of a Tranche Subject to the following conditions, the Borrower may request that a Tranche be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date. 4.2 Availability The conditions referred to in Clause 4.1 (Request for advance of a Tranche) are that:

32 EUROPE/72894735v11 (a) a Drawdown Date has to be a Business Day during the Availability Period; (b) the amount of the Tranche complies with the requirements of Clause 2.1 (Amount of facility); (c) the Commercial Advance and K-sure Advance in respect of a Tranche shall be drawn down on the same Drawdown Date; (d) the aggregate amount of the Tranches outstanding at any time shall not exceed the Total Commitments at that time. 4.3 Notification to Lenders of receipt of a Drawdown Notice The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of: (a) the amount of the Tranche (and the Advances within that Tranche) and the Drawdown Date; (b) the amount of that Lender's participation in each Advance in respect of that Tranche; and (c) the duration of the Interest Period for that Tranche. 4.4 Notice to K-sure The Agent shall promptly after each drawdown notify the K-sure Agent of the amount of the relevant Tranche and of the Drawdown Date. 4.5 Drawdown Notice irrevocable A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting with the authorisation of the Majority Lenders. 4.6 Lenders to make available Contributions Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender on that Drawdown Date under Clause 2.2 (Lenders' participations). 4.7 Disbursement of a Tranche Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to, or for the account of, the Borrower the amounts which the Agent receives from the Lenders under Clause 4.6 (Lenders to make available Contributions); and that payment shall be made to the account which the Borrower specifies in the Drawdown Notice. 4.8 Disbursement of Tranche to third party A payment by the Agent under Clause 4.7 (Disbursement of a Tranche) shall constitute the making of the relevant Tranche and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution. 4.9 Cancellation of Commitments The Commitments in respect of a Tranche which are not utilised at the end of the Availability Period in respect of that Tranche shall then be cancelled, such cancellation to be applied to the Commitments of each Lender pro rata.

33 EUROPE/72894735v11 4.10 Prepositioning of funds If, in respect of any proposed Tranche, the Lenders, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with the Builder's or any other bank, the Borrower: (a) agrees to pay interest on the amount of the funds so prepositioned at the rate described in Clause 5.2 (Normal rate of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Tranche after the Drawdown Date in respect of it or, if such Drawdown Date does not occur, within three Business Days of demand by the Agent; and (b) shall, without duplication, indemnify each Creditor Party against any costs, loss or liability it may incur in connection with such arrangement. 5 INTEREST 5.1 Payment of normal interest (a) Subject to the provisions of this Agreement, interest on each Tranche in respect of an Interest Period shall be paid by the Borrower on the last date of that Interest Period. (b) If an Interest Period is longer than three months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three monthly intervals after the first day of the Interest Period. 5.2 Normal rate of interest Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of a Tranche in respect of an Interest Period shall be the aggregate of the applicable: (a) Margin; and (b) Reference Rate. 5.3 Notification of rates of interest (a) The Agent shall notify the Borrower and each Lender of each rate of interest as soon as practicable after each is determined. (b) The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum. 5.4 Unavailability of Term SOFR (a) Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan. (b) Shortened Interest Period: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Term SOFR, the Interest Period of the Loan or that part of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of "Reference Rate". (c) Historic Term SOFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan and it is not possible to calculate Interpolated Term SOFR through the Shortened

34 EUROPE/72894735v11 Interest Period method under paragraph (b) above, the applicable Reference Rate shall be the Historic Term SOFR for the Loan or that part of the Loan. (d) Cost of funds: If paragraph (b) above applies but it is not possible to calculate the Reference Rate, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 5.6 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period. 5.5 Market disruption If, before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan equal or exceed 50 per cent. of the Loan or that part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of the Market Disruption Rate then Clause 5.6 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period. 5.6 Cost of funds (a) If this Clause 5.6 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan. (b) If this Clause 5.6 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 15 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding. (c) Subject to Clause 34.3 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero. (e) If this Clause 5.6 (Cost of funds) applies pursuant to Clause 5.5 (Market disruption) and: (i) a Lender's Funding Rate is less than the Market Disruption Rate; or (ii) a Lender does not notify a rate by the time specified in sub-paragraph (ii) of paragraph (a) above, that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. 5.7 Break Costs (a) The Borrower shall, within three Business Days of demand by a Creditor Party, pay to that Creditor Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being

35 EUROPE/72894735v11 paid by the Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become or may be payable. 5.8 Calculation of Margin The "Margin" for purposes of this Agreement shall be calculated as follows: (a) From the date of this Agreement until any adjustment is made pursuant to paragraph (b) below of this Clause 5.8 (Calculation of Margin), the Margin shall be: (i) in respect of each K-sure Advance, 1.40 per cent. per annum.; and (ii) in respect of each Commercial Advance or any other Unpaid Sum, 1.90 per cent. per annum, (b) Subject to paragraph (d), from and including 1 January 2024 until the Put Option Date, the Margin shall be adjusted on each Margin Adjustment Date falling within that period such that: (i) in the event that the information provided by the Borrower in such Compliance Certificate confirms that: (A) the Borrower has met or exceeded its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels; and (B) (1) the Borrower has met or exceeded the target Green Projects KPI during the financial year to which such Compliance Certificate relates; or (2) the Borrower has met or exceeded the target Connectivity KPI during the financial year to which such Compliance Certificate relates, the Margin shall be: (A) in respect of each K-sure Advance, 1.35 per cent. per annum.; and (B) in respect of each Commercial Advance or any other Unpaid Sum, 1.80 per cent. per annum. until the next Margin Adjustment Date; and (ii) in the event that: (A) the information provided by the Borrower included in such Compliance Certificate confirms to the satisfaction of the Agent that: (1) the Borrower has not met its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels; and (2) (x) the Borrower has failed to meet the target Green Projects KPI during the financial year to which such Compliance Certificate relates

36 EUROPE/72894735v11 or (y) the Borrower has failed to meet the target Connectivity KPI during the financial year to which such Compliance Certificate relates; or (B) the Borrower has failed to provide the relevant Compliance Certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements), the Margin shall be: (A) in respect of each K-sure Advance, 1.45 per cent. per annum.; and (B) in respect of each Commercial Advance or any other Unpaid Sum, 2.00 per cent. per annum, until the next Margin Adjustment Date. (c) Subject to paragraph (d), from and including the Put Option Date and provided that the Agent and the Borrower have not agreed new targets in respect of the Green Projects KPI and the Connectivity KPI after 30 days of good faith negotiations immediately prior to the Put Option Date, the Margin shall be adjusted on each Margin Adjustment Date falling on or after the Put Option Date: (i) in the event that the information provided by the Borrower in such Compliance Certificate confirms thatthe Borrower has met or exceeded its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels; the Margin shall be: (A) in respect of each K-sure Advance, 1.375 per cent. per annum.; and (B) in respect of each Commercial Advance or any other Unpaid Sum, 1.85 per cent. per annum, until the next Margin Adjustment Date; and (ii) in the event that: (A) the information provided by the Borrower included in such Compliance Certificate confirms to the satisfaction of the Agent that the Borrower has not met its target AER Trajectory Values in respect of the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels; or (B) the Borrower has failed to provide the relevant Compliance Certificate in accordance with paragraph (e) of Clause 11.5 (Provision of financial statements), the Margin shall be: (1) in respect of each K-sure Advance, 1.425 per cent. per annum; and (2) in respect of each Commercial Advance or any other Unpaid Sum, 1.95 per cent. per annum, until the next Margin Adjustment Date. (d) if an Event of Default or Potential Event of Default has occurred and is continuing and provided that the Margin will not decrease, the Margin shall be adjusted such that the Margin shall be:

37 EUROPE/72894735v11 (i) in respect of each K-sure Advance, 1.40 per cent. per annum; and (ii) in respect of each Commercial Advance or any other Unpaid Sum, 1.90 per cent. per annum, until such date on which no Event of Default or Potential Event of Default is continuing, from which date the Margin shall be determined in accordance with paragraphs (a) to (c) above until such time as an Event of Default or Potential Event of Default is continuing. 5.9 Notification of market disruption The Agent shall notify the Borrower and each of the Lenders stating the circumstances falling within Clause 5.5 (Market disruption) which have caused its notice to be given. 5.10 Suspension of drawdown If the Agent’s notice under Clause 5.9 (Notification of market disruption) is served before a Tranche is advanced the Lenders’ obligations to make or participate in that Tranche (as the case may be) shall be suspended while the circumstances referred to in the Agent’s notice continue. 5.11 Negotiation of alternative rate of interest If the Agent’s notice under Clause 5.9 (Notification of market disruption) is served after a Tranche is advanced, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 15 days after the date on which the Agent serves its notice under Clause 5.9 (Notification of market disruption) (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the relevant Interest Period concerned. 5.12 Application of agreed alternative rate of interest Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed and shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. 5.13 Alternative rate of interest in absence of agreement If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the applicable Margin; and the procedure provided for by this Clause 5.13 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent. 5.14 Notice of prepayment If the Borrower does not agree with an interest rate set by the Agent under Clause 5.13 (Alternative rate of interest in absence of agreement), the Borrower may give the Agent not less than 10 Business Days’ notice of its intention to prepay the relevant Advance at the end of the interest period set by the Agent.

38 EUROPE/72894735v11 5.15 Prepayment A notice under Clause 5.14 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower's notice of intended prepayment; and on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the relevant Advance, together with accrued interest thereon at the applicable rate plus the applicable Margin. 5.16 Application of prepayment The provisions of Clause 8 (Repayment, Prepayment and Cancellation) shall apply in relation to the prepayment. 6 INTEREST PERIODS 6.1 Commencement of Interest Periods The first Interest Period applicable to a Tranche shall commence on the Drawdown Date relating to that Tranche. Any Interest Period selected in respect of a Tranche prior to the first Repayment Date for that Tranche which would otherwise extend beyond the first Repayment Date shall instead end on that first Repayment Date. Each subsequent Interest Period shall commence on the expiry of the preceding Interest Period. 6.2 Duration of normal Interest Periods Subject to Clauses 6.3 (Duration of Interest Periods for repayment instalments) and 6.4 (No Interest Period to extend beyond Maturity Date), each Interest Period shall be: (a) 3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period or such other period as may be agreed by all the Lenders and the Borrower; or (b) 3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or (c) in the case of the first Interest Period applicable to the second or any subsequent Tranche, a period ending on the last day of the Interest Period applicable to the first Tranche; (d) in respect of a Commercial Advance, such other period as the Agent (with the authorisation of all the Lenders) may agree with the Borrower and, in respect of a K-sure Advance, such other period that is not more than 6 months as the Agent (with the authorisation of all the K- sure Lenders) may agree with the Borrower provided, in each case, that this would not result in an Interest Period in respect of a Commercial Advance being a different length or ending on a different date from a concurrent Interest Period in respect of a K-Sure Advance. 6.3 Duration of Interest Periods for repayment instalments In respect of an amount due to be repaid under Clause 8 (Repayment, Prepayment and Cancellation) on a particular Repayment Date, an Interest Period shall end on that Repayment Date. 6.4 No Interest Period to extend beyond Maturity Date No Interest Period in respect of a Tranche shall end after the Maturity Date in respect of that Tranche and no other Interest Period shall end after the last Maturity Date and any Interest Period which would otherwise extend beyond the applicable Maturity Date shall instead end on the applicable Maturity Date.

39 EUROPE/72894735v11 6.5 Non-availability of matching deposits for Interest Period selected If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the second Business Day before the commencement of that Interest Period that it is not satisfied that deposits in Dollars for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences, that Interest Period shall be of 3 months unless otherwise agreed by the Agent (acting on the instructions of the Lenders) and the Borrower. 6.6 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the precedent Business Day (if there is not). 7 DEFAULT INTEREST 7.1 Default interest (a) If the Borrower fails to pay any amount payable by it under a Finance Document other than a Master Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per centage points. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent. Any interest accruing under this Clause 7.1 (Default interest) shall be immediately payable by the Borrower on demand by the Agent. (b) If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan: (i) the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and (ii) the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per centage points. per annum higher than the rate which would have applied if that Unpaid Sum had not become due. (c) Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable. 8 REPAYMENT, PREPAYMENT AND CANCELLATION 8.1 Amount of repayment instalments (a) The Borrower shall repay each of the K-sure Advances by 48 equal consecutive quarterly instalments each in an amount equal to 1/48 of the amount of that K-sure Advance (each such instalment, a "Repayment Instalment"). (b) The Borrower shall repay each of the Commercial Advances by one bullet payment on the Maturity Date of the relevant Tranche. 8.2 Repayment dates (a) The first instalment in respect of the K-sure Advance under the first Tranche to be drawn down shall be repaid on the date falling 3 months after the Drawdown Date for that Tranche and

40 EUROPE/72894735v11 subsequent instalments shall be paid at quarterly intervals. The last instalment shall be repaid on the Maturity Date for that Tranche. (b) The first instalment in respect of the K-sure Advance under the second and each subsequent Tranche to be drawn down shall be repaid on the first subsequent Repayment Date in respect of the first Tranche falling after the Drawdown Date for that K-sure Advance and subsequent instalments shall be paid at quarterly intervals. The last instalment shall be repaid on the Maturity Date for that Tranche. (c) The Agent will provide a repayment schedule to the Lenders and the Borrower following receipt of each Drawdown Notice. 8.3 Maturity Date On the last Maturity Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document. 8.4 Voluntary prepayment (a) Subject to the following conditions in Clauses 8.5 (Conditions for voluntary prepayment), 8.6 (Effect of notice of prepayment) and 8.7 (Notification of notice of prepayment), the Borrower may prepay the whole or any part of the Loan. (b) Any voluntary prepayment pursuant to this Clause 8.4 (Voluntary prepayment) shall be applied pro rata to each Tranche and, within each Tranche, pro rata to each Advance and pro rata to each repayment instalment then outstanding (including any balloon) under each Advance. 8.5 Conditions for voluntary prepayment The conditions referred to in Clause 8.4 (Voluntary prepayment) are that: (a) a partial prepayment shall be $1,000,000 or a higher integral multiple of $1,000,000; (b) the Agent has received from the Borrower at least 3 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and (c) the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any requirement relevant to this Agreement which affects the Borrower or any Security Party has been complied with. 8.6 Effect of notice of prepayment A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice. 8.7 Notification of notice of prepayment The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under paragraph (c) of Clause 8.5 (Conditions for voluntary prepayment).

41 EUROPE/72894735v11 8.8 Mandatory prepayment on sale or Total Loss (a) If a Ship is sold or becomes a Total Loss, the Borrower shall be obliged to prepay the outstanding amount of the Tranche in respect of that Ship: (i) in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or (ii) in the case of a Total Loss, on the earlier of the date falling 90 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss. (b) This Clause 8.8 (Mandatory prepayment on sale or Total Loss) is without prejudice to the provisions of Clause 15.1 (Minimum required security cover). 8.9 Mandatory prepayment and cancellation on Change of Control If there is a Change of Control, the Borrower shall be obliged to prepay the Loan in full and the Commitments shall terminate not later than 60 days following the occurrence of the Change of Control. 8.10 Mandatory prepayment and cancellation on breach of financial covenants If the Borrower is not in compliance with the financial covenants in Clause 12.5 (Financial Covenants) at any time during the Security Period, the Borrower shall be obliged to repay the Loan in full (and the Commitments shall be cancelled) not later than 5 days following a request in writing from the Agent (acting on the instructions of the Majority Lenders) to the Borrower to repay the Loan unless the Agent (acting on the instructions of the Lenders) has confirmed to the Borrower in writing prior to the expiry of such 5 day period that the Borrower has remedied such breach to the satisfaction of the Agent (acting on the instructions of the Lenders). 8.11 Termination of K-sure Insurance Policy If at any time during the Security Period: (a) the K-sure Insurance Policy is terminated, repudiated, disclaimed, cancelled, becomes invalid or unenforceable as against K-sure or otherwise ceases to be in full force and effect for whatever reason or it becomes unlawful or impossible for K-sure to fulfil any of the obligations expressed to be assumed by it in the K-sure Insurance Policy; or (b) the Korean Government is no longer under a statutory obligation to cover the deficit incurred by the “Trade Insurance Fund” managed by K-sure, then the Agent shall promptly notify the Borrower and as of the time of such notification: (i) the Lenders shall not be obliged to make any Tranche available; (ii) the Total Commitments shall be automatically cancelled; and (iii) the Borrower shall be obliged to prepay each K-sure Advance in full within 30 days or, if such event is of a type that falls under paragraph (b), within 90 days. 8.12 Amounts payable on prepayment A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 (Indemnities) or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an applicable Interest Period, together with any

42 EUROPE/72894735v11 sums payable under paragraph (b) of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) but without premium or penalty. 8.13 Reborrowing No amount repaid may be reborrowed. 8.14 Voluntary cancellation of Commitments Subject to the following conditions, the Borrower may cancel the whole or any part of the Total Available Commitments. 8.15 Conditions for cancellation of Commitments The conditions referred to in Clause 8.14 (Voluntary cancellation of Commitments) are that: (a) a partial cancellation shall be $1,000,000 or a higher integral multiple of $1,000,000; and (b) the Agent has received from the Borrower at least 3 Business Days' prior written notice specifying the amount of the Total Commitments to be cancelled and the date on which the cancellation is to take effect. 8.16 Effect of notice of cancellation The service of a cancellation notice given under Clause 8.15 (Conditions for cancellation of Commitments) shall cause the amount of the Total Commitments specified in the notice to be permanently cancelled and any partial cancellation shall be applied against the Commitment of each Lender pro rata and the amount of the relevant Tranche(s). 8.17 Put option (a) Subject to paragraph (b) below, a Lender may, by giving at least 12 Months prior written notice to the Agent, the other Lenders, K-sure and the Borrower, require the Borrower to prepay its Contribution in respect of the Commercial Advances and the K-sure Advances (the "Relevant Contribution") in respect of each Tranche on the Put Option Date, such prepayment to be made together with accrued interest (and any other amount payable under Clause 21 (Indemnities) or otherwise) in respect of the amount prepaid. (b) In addition to a Lender's right to give a notice prior to the 12 Months period referred to in paragraph (a) above, if another Lender has given a notice under paragraph (a), each other Lender shall have an additional 15 days to serve such a notice (notwithstanding that that notice may be given less than 12 Months before the Put Option Date). (c) If a Lender (the "Outgoing Lender") serves a notice pursuant to paragraph (a) above, each other Lender shall have the option exercisable within 90 days of receipt of such notice to assume the Relevant Contribution in such proportions to be agreed between the other Lenders. (d) If no Lender wishes to assume the Relevant Contribution or an agreement cannot be reached between the other Lenders as to the proportions that will be assumed within 90 days of receipt of a notice pursuant to paragraph (a) above, the Borrower may suggest another bank, financial institution, trust, fund or other entity (the "Replacement Lender") to assume the Relevant Contribution, such Replacement Lender to be reasonably acceptable to the Lenders (other than the Outgoing Lender) and K-sure. (e) The Relevant Contribution shall be transferred to the other Lenders or the Replacement Lender, as applicable, no later than the Put Option Date, pursuant to a Transfer Certificate to be executed and delivered to the Agent by the Outgoing Lender and the other Lenders or the

43 EUROPE/72894735v11 Replacement Lender, as applicable, as transferee lenders and the provisions of Clauses 31.3 (Transfer Certificate, delivery and notification), 31.4 (Effective Date of Transfer Certificate), 31.7 (Effect of Transfer Certificate) and 31.10 (Authorisation of Agent to sign Transfer Certificates) shall apply to a transfer effected pursuant to this Clause. (f) If the Relevant Contribution has not been transferred to the other Lenders or the Replacement Lender, as applicable, in accordance with paragraph (e) before the Put Option Date, the Borrower shall prepay the Relevant Contribution on the Put Option Date. 8.18 Right of repayment and cancellation in relation to a single Lender (a) So long as no Potential Event of Default or Event of Default has occurred and is continuing, if: (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 22.2 (Grossing-up for taxes) or under that clause as incorporated by reference or in full in any other Finance Document; or (ii) any Lender claims indemnification from the Borrower under paragraph (e) of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) or Clause 29 (Increased Costs); the Borrower may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan. 8.19 Release of Security Interest following prepayment of Tranche Upon repayment in full of any Tranche and provided that: (a) where such prepayment was pursuant to Clause 8.8 (Mandatory prepayment on sale or Total Loss), the Borrower has made any additional prepayment which they were obliged to make pursuant to that Clause in relation to the sale or Total Loss of the Ship to which the relevant Tranche relates; (b) all outstanding Tranches were not repaid on the date of such repayment; (c) no Potential Event of Default or Event of Default has occurred and is continuing; and (d) the Borrower has signed any document necessary or desirable in the opinion of the Agent (acting reasonably) to ensure that the Finance Documents remain in full force and effect other than to the extent of the release referred to below, on the request and at the cost of the Borrower, the Agent shall (or, where applicable, shall instruct the Security Trustee to) promptly release all Security Interests granted in respect of the relevant Ship and release the Borrower from its obligations under any undertakings (but not any indemnities under Clause 21.6 (Sanctions and regulatory indemnities) or its undertaking under Clause 14.18 (Sustainable and socially responsible dismantling of ships) in any Finance Document to the extent that they relate to the relevant Ship.

44 EUROPE/72894735v11 9 CONDITIONS PRECEDENT 9.1 Documents, fees and no default Each Lender's obligation to contribute to a Tranche is subject to the following conditions precedent: (a) that, on or before the date of the first Drawdown Notice, the Agent receives the documents and fees described in Part A of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers; (b) that, on or before the Drawdown Date for each Ship: (i) the Agent receives the documents described in Part B of Schedule 3 (Condition Precedent Documents) in form and substance satisfactory to the Agent and its lawyers; and (ii) during the period from the date of this Agreement to the date of each Drawdown Notice and the relevant Drawdown Date, nothing shall have occurred (and neither the Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Agent or the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect (A) on the rights or remedies of the Lenders, (B) on the performance of the Borrower and its subsidiaries of their respective obligations to the Lenders, (C) with respect to the Loan or (D) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or the Group; (c) that both at the date of each Drawdown Notice and at each Drawdown Date: (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance; (ii) the representations and warranties in Clause 10 (Representations and Warranties) and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and (iii) the Agent has not received, through the K-sure Agent, any notice from K-sure requesting the Lenders to suspend the utilisation of the facility. (iv) none of the circumstances contemplated by Clause 5.5 (Market disruption) has occurred and is continuing; and (v) since the filing of the latest audited financial statements, nothing shall have occurred (and neither the Agent nor any of the Lenders shall have become aware of any condition or circumstance not previously known to it or them) which the Lenders shall determine has had, or could reasonably be expected to have, a material adverse effect (v) on the rights or remedies of the Lenders, (w) on the performance of the Borrower and its subsidiaries of their obligations to the Lenders, (x) with respect to this Agreement or (y) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries; (d) that, if the ratio set out in Clause 15.1 (Minimum required security cover) were applied on the basis of the most recently provided valuations and immediately following the making of the relevant Tranche, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

45 EUROPE/72894735v11 (e) that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, reasonably request by notice to the Borrower prior to the relevant Drawdown Date. 9.2 Waiver of conditions precedent If the Majority Lenders, at their discretion, permit a Tranche to be borrowed before certain of the conditions referred to in Clause 9.1 (Documents, fees and no default) are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such other period as the Agent may, with the authorisation of the Majority Lenders, specify). 9.3 Oceania Investigation For the avoidance of doubt, satisfaction of the conditions precedent and the advancing of any Tranche shall not constitute any waiver by the Creditor Parties of their rights under the Finance Documents if the Oceania Investigation and the circumstances surrounding such Oceania Investigation result in a subsequent breach of the Sanctions Provisions. 10 REPRESENTATIONS AND WARRANTIES 10.1 General The Borrower represents and warrants to each Creditor Party as follows. 10.2 Status It is duly incorporated, validly existing and in good standing under the laws of, and has the centre of its main interests in, Belgium. 10.3 Corporate power It has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it: (a) to execute the Finance Documents to which it is a party; and (b) to borrow under this Agreement, to enter into Designated Transactions under the Master Agreements to which the Borrower is a party and to make all the payments contemplated by, and to comply with, those Finance Documents; and (c) to execute the Shipbuilding Contracts, to purchase and pay for the Ships under such Shipbuilding Contracts, and to register the Ships in its name under an Approved Flag. 10.4 Consents in force All the consents referred to in Clause 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation. 10.5 Legal validity; effective Security Interests The Finance Documents to which it is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

46 EUROPE/72894735v11 (a) constitute the Borrower's legal, valid and binding obligations enforceable against it in accordance with their respective terms; and (b) create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate; subject to any relevant mandatory insolvency laws affecting creditors' rights generally and to general equity principles. 10.6 No third party Security Interests Without limiting the generality of Clause 10.5 (Legal validity; effective Security Interests), at the time of the execution and delivery of each Finance Document: (a) the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and (b) no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates. 10.7 No conflicts The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and the Borrower's compliance with each Finance Document to which it is a party will not involve or lead to a contravention of: (a) any law or regulation; or (b) the constitutional documents of the Borrower; or (c) any contractual or other obligation or restriction which is binding on the Borrower or any of its subsidiaries or any of their respective assets. 10.8 No default No Event of Default or Potential Event of Default has occurred and is continuing. 10.9 Information (a) All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Mandated Lead Arrangers or any other Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.4 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.6 (Form of financial statements); and there has been no material adverse change in the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries since 31 December 2022. (b) Without prejudice to the generality of paragraph (a), to the best of the Borrower’s and each Security Party’s awareness, knowledge and information or belief, there are no material events, circumstances or facts (political, commercial or otherwise) which may give rise to any loss or claim under the K-Sure Insurance Policy. 10.10 No litigation No litigation, arbitration or administrative proceedings (including, but not limited to, investigative proceedings) involving the Borrower has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in any case, would be likely

47 EUROPE/72894735v11 to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents. 10.11 Compliance with certain undertakings At the date of this Agreement, the Borrower is in compliance with Clauses 11.2 (Title; negative pledge) and 11.12 (Principal place of business). 10.12 Taxes paid The Borrower has paid all taxes applicable to, or imposed on or in relation to, the Borrower and its business. 10.13 No money laundering Without prejudice to the generality of Clause 2.3 (Purpose of Tranche), in relation to the utilisation by the Borrower of the Tranches granted or to be granted to it under this Agreement, the performance and discharge of its obligations and liabilities under the Finance Documents to which it is a party, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Union of 20 May 2015). 10.14 Anti-Corruption Laws (a) The Borrower or its subsidiaries or, to the best of the Borrower's knowledge, any director, officer or employee, has conducted its business in compliance with all applicable Anti- Corruption Laws and has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. (b) To the best of the Borrower's knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Group or any of its directors, officers or employees in relation to an alleged breach of the Anti-Corruption Laws. (c) The Borrower will not directly or indirectly use, lend or contribute the proceeds raised under the Agreement for any purpose that would breach the Anti-Corruption Laws. 10.15 Sanctions (a) The Borrower has instituted and maintains policies and procedures designed to prevent sanctions violations (by the Borrower and their Subsidiaries and by persons associated with the Borrower and their Subsidiaries). (b) Each Relevant Person has been and is in compliance with all Sanctions Laws and no Relevant Person: (i) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (ii) has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws.

48 EUROPE/72894735v11 10.16 ISM Code and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ships have been, or will be, complied with at the time of the Drawdown Date relating to each Ship. 10.17 Pari passu obligations The payment obligations of the Borrower under this Agreement, the Master Agreements and the other Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to the companies generally. 10.18 Environmental matters Except as many have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent: (a) the Borrower has complied with the provisions of all Environmental Laws; (b) the Borrower has obtained all Environmental Approvals and is in compliance with all Environmental Approvals; (c) the Borrower has not received notice of any Environmental Claim that alleges that it is not in compliance with any Environmental Law of any Environmental Approval; (d) there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief (having made due enquiry), threatened against the Borrower or either Ship; and (e) no Environmental Incident which could or might give rise to any Environmental Claim has occurred. 10.19 Deduction of Tax The Borrower is not required to make any Tax Deduction from any payment it may make under any Finance Document. 10.20 No filing or stamp taxes Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents to which the Borrower is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion and which will be made or paid promptly after the date of the relevant Finance Document except the registration of each Mortgage at the registry. 10.21 Governing law and enforcement (a) The choice of governing law of each Finance Document to which the Borrower is a party will be recognised and enforced in its Relevant Jurisdictions. (b) Subject to any limitations set out in any legal opinion delivered pursuant to Clause 9 (Conditions Precedent) any judgment obtained in relation to a Finance Document to which the Borrower is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

49 EUROPE/72894735v11 10.22 Insolvency No corporate action, legal proceeding or other procedure or step described in paragraph (e) of Clause 19.1 (Event of Default) has been taken or, to its knowledge, threatened in relation to the Borrower which would be likely to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents. 10.23 No breach of laws The Borrower has not breached any law or regulation which would be likely to have a material adverse effect on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower and its subsidiaries or on the ability of the Borrower to perform its obligations under the Finance Documents. 10.24 Validity and completeness of Shipbuilding Contracts Each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the Borrower respectively in accordance with its terms, and: (a) the copy of each Shipbuilding Contract delivered to the Lenders before the date of this Agreement is a true and complete copy; and (b) no further amendments or additions to any Shipbuilding Contract have been agreed nor has the Borrower or the Builder waived any of their respective rights under any Shipbuilding Contract; and (c) nothing has occurred which entitles or may entitle any party to rescind or terminate or decline to perform their obligations under any Shipbuilding Contract to which it is a party 10.25 No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, the Builder or a third party in connection with the purchase by the Borrower of the Ships, other than as disclosed to the Agent in writing on or before the date of this Agreement. 10.26 Repetition The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Notice and the first day of each Interest Period. 11 GENERAL UNDERTAKINGS 11.1 General The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 (General Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

50 EUROPE/72894735v11 11.2 Title; negative pledge (a) The Borrower shall not create or permit to subsist any Security Interest over any of its assets which are the subject of the Security Interests created or intended to be created by the Finance Documents except for Permitted Security Interests. (b) Without limiting the generality of paragraph (a), the Borrower shall hold the legal title to, and own the entire beneficial interest in: (i) any Ship owned by the Borrower, its Earnings, Requisition Compensation and Insurances; and (ii) with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by the Borrower, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests. 11.3 Disposal of assets The Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its business and for fair market value. 11.4 Information provided to be accurate All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true, accurate and not misleading and will not omit any material fact or consideration. 11.5 Provision of financial statements The Borrower will send to the Agent: (a) as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower from and including the financial year ending 31 December 2022, the audited consolidated accounts of the Group and the audited individual accounts of the Borrower; (b) as soon as possible, but in no event later than 75 days after the end of each financial half-year of the Borrower (which half-year end shall, for the avoidance of doubt, occur annually), the unaudited consolidated balance sheet of the Group certified as to its correctness by the chief financial officer of the Borrower and the audited individual balance sheet of the Borrower certified as to its correctness by an officer or director of the Borrower; (c) as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower and provided that these documents have not been published on the Borrower’s website or sent to the Lenders in the form of a press release, unaudited consolidated income statements of the Group certified as to their correctness by the chief financial officer of the Borrower and unaudited individual income statements of the Borrower certified as to their correctness by an officer or director of the Borrower; (d) as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Group for the next 3 years in a format which is acceptable to the Agent; and

51 EUROPE/72894735v11 (e) together with the annual audited consolidated accounts and with each balance sheet of the Group referred to in paragraphs (a) and (b), a Compliance Certificate (together with supporting schedules, if any) signed by the chief financial officer of the Borrower: (i) evidencing compliance with the financial undertakings in Clause 12.5 (Financial Covenants); (ii) listing the Fair Market Value of each of the Ships; and (iii) in the case of any Compliance Certificate provided together with the annual accounts referred to in paragraph (a): (A) setting out the weighted average of the Annual Efficiency Ratio for the preceding year in respect of the AER Reference Vessels; (B) confirming if the target Green Projects KPI for the preceding year has been met; and (C) confirming if the target Connectivity KPI for the preceding year has been met. 11.6 Form of financial statements The audited accounts delivered under Clause 11.5 (Provision of financial statements) will: (a) be prepared in accordance with all applicable laws and IFRS consistently applied; (b) give a true and fair view of the state of affairs of the Borrower at the date of those accounts and of profit for the period to which those accounts relate; and (c) fully disclose or provide for all significant liabilities of the Borrower. 11.7 Provision of further information (a) The Borrower will, as soon as practicable after receiving a request from the Agent provide the Agent with such additional financial information in relation to the Group which may be reasonably requested by the Agent, K-sure or any Lender through the Agent. (b) The Borrower shall supply to the Agent, promptly upon becoming aware of them, the details of any claim, action, suit, proceeding or investigation with respect to Sanctions Laws against it, any of its direct or indirect owners, subsidiaries or any of their respective directors, officers, employees, agents or representatives. (c) The Borrower shall at the request of the Agent provide monthly updates to the Agent which addresses progress on and outlook of the allegation made against the “Oceania”, a ULCC with IMO number 9246633 owned and operated by Euronav Shipping N.V. a wholly owned subsidiary of the Borrower (the “Oceania Investigation”). 11.8 Creditor notices The Borrower will send the Agent, at the same time as they are despatched, copies of all material communications which are despatched to all of the Borrower's shareholders or creditors or to the whole of any class of them. 11.9 Consents The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

52 EUROPE/72894735v11 (a) for the Borrower to perform its obligations under any Finance Document to which it is a party; (b) for the validity or enforceability of any Finance Document to which it is a party; and the Borrower will comply with the terms of all such consents. 11.10 Maintenance of Security Interests The Borrower will: (a) at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and (b) without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which, in the reasonable opinion of the Majority Lenders, is or has become necessary for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates. 11.11 Notification of litigation The Borrower will provide the Agent with details of any legal, arbitration or administrative action or proceedings involving the Borrower, any Security Party or a Ship as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal, arbitration or administrative action or proceedings cannot be considered material in the context of any Finance Document. 11.12 Principal place of business The Borrower will notify the Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes. 11.13 Notification of default The Borrower will notify the Agent as soon as it becomes aware of: (a) the occurrence of an Event of Default or Potential Event of Default; or (b) any matter which indicates that an Event of Default or Potential Event of Default may have occurred, and will keep the Agent fully up-to-date with all developments. 11.14 Access to books and records The Borrower shall permit one or more representatives of the Agent, at the request of the Agent, to have reasonable access to its books and records and to inspect the same during normal business hours at its offices upon reasonable prior written notice. 11.15 Press releases The Borrower will send to the Agent, at the same time as they are dispatched, copies of all press releases which are issued by it.

53 EUROPE/72894735v11 11.16 Pari passu ranking The Borrower's payment obligations under this Agreement and any other Finance Document to which it is a party shall rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 11.17 Conduct of business; compliance with laws The Borrower shall conduct its business in a proper and efficient manner in compliance with: (a) its constitutional documents; (b) all Sanctions Laws; (c) all Anti-Corruption Laws; (d) all Environmental Laws; and (e) all other laws and regulations applicable to its business, and shall notify the Agent immediately upon becoming aware of any breach of any such document, law or regulation. 11.18 Know your customer requirements Promptly upon the Agent's request the Borrower will supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor Party to carry out and be satisfied with the results of all necessary "know your client" or other checks which it is required to carry out from time to time in relation to the transactions contemplated by the Finance Documents and to the identity of any parties to the Finance Documents (other than Creditor Parties) and their directors and officers. 11.19 Compliance with Sanctions Laws (a) The Borrower shall: (i) ensure that neither it, any Security Party nor any of its subsidiaries is or will become a Restricted Party; (ii) use reasonable endeavours to procure that no director, officer, employee, agent or representative of it, any Security Party or any of its subsidiaries is or will become a Restricted Party; (iii) procure that no proceeds of any Tranche shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner for a purpose prohibited by Sanctions Laws; (iv) procure that no revenue or benefit derived from any activity or dealing with a Restricted Party shall be used in discharging any obligation due or owing to the Creditor Parties to the extent such use would lead to non-compliance by it or any other Party with any applicable Sanctions Laws; and (v) not, and shall procure that no other Security Party shall, have any business operations or other dealings in any country or territory which is the subject of Sanctions Laws.

54 EUROPE/72894735v11 (b) The Sanctions Provisions shall not apply to, or in favour of any Lender, if and to the extent that it would result in a breach, by or in respect of the Lender, of any applicable Blocking Law. 11.20 K-sure notification and information (a) The Borrower shall promptly notify the Agent and the K-sure Agent by facsimile confirmed by letter of the occurrence of any event involving a political or commercial risk covered by and listed in Article 2 of the K-sure Insurance Policy and shall: (i) pay upon demand by the K-sure Agent any resulting additional premium that is due and payable to K-sure in respect of the K-sure Insurance Policy; and (ii) cooperate with the Agent and the K-sure Agent on its reasonable request to take all steps necessary on the part of the Borrower to ensure the K-sure Insurance Policy remains in full force and effect throughout the Security Period. (b) The Borrower shall promptly provide the Agent and the K-sure Agent with copies of all financial or other information required by the K-sure Agent to satisfy any request for information by K-sure pursuant to the K-sure Insurance Policy to the extent that such information is not available on the Borrower's website. 11.21 Documents to be provided following execution of a Master Agreement (a) Following the execution of each Master Agreement, the Borrower shall procure that promptly following the execution of such Master Agreement the Agent has received the following documents in form and substance satisfactory to the Agent and its lawyers: (i) a Master Agreement Assignment in relation to the relevant Master Agreement; (ii) if required by the Agent and in the case of each Mortgage an amendment or addenda to that Mortgage specifying such consequential amendments to that Mortgage as may be required as a consequence of the entry by the Borrower and the relevant Swap Bank into the Master Agreement; (iii) if required by the Agent and in the case of any Finance Document an amendment or addenda to that Finance Document specifying such consequential amendments to that Finance Document as may be required as a consequence of the entry by the Borrower and the relevant Swap Bank into the Master Agreement; (iv) in each case if required for the provisions of the legal opinions referred to in paragraph (vii), copies of the resolutions of the directors and shareholders of the Borrower authorising the execution of the Master Agreement Assignments, the Mortgage amendments and addenda referred to in paragraphs (ii) to (iii); (v) the original of any power of attorney under which any of the Master Agreement Assignments, the Mortgage amendments and addenda referred to in paragraph (ii) and the Finance Document amendments and addenda referred to in paragraph (iii) are to be executed on behalf of the Borrower; (vi) documentary evidence that the Mortgage amendments and addenda referred to in paragraph (ii) have been duly registered against the relevant Ship as valid amendment or addenda to the Mortgage in accordance with the laws of the relevant Approved Flag;

55 EUROPE/72894735v11 (vii) if required by the Agent, favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium, the country where the Ship is registered and such other relevant jurisdictions as the Agent may require; and (viii) if the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent. (b) For the avoidance of doubt and notwithstanding anything to the contrary in any Master Agreement, each Swap Bank consents to the assignment by the Borrower of its interests in any Master Agreement to which the Borrower is a party pursuant to a Master Agreement Assignment. 11.22 No Amendment to Shipbuilding Contract The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce, any Shipbuilding Contract or any of its provisions. 11.23 DAC6 (a) In this Clause 11.23 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom. (b) The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 12 CORPORATE UNDERTAKINGS 12.1 General The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 (Corporate Undertakings) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit. 12.2 Maintenance of status The Borrower will maintain its separate corporate existence under the laws of, and the centre of its main interests in, Belgium and the Borrower shall maintain its listing on the First Market of Euronext Brussels and the New York Stock Exchange or such other reputable international

56 EUROPE/72894735v11 stock exchange approved by the Agent (acting on the instructions of the Majority Lenders) in writing, such approval not to be unreasonably withheld or delayed. 12.3 No change of business The Borrower will not operate outside the scope of its Articles of Association as at the date of this Agreement. 12.4 No merger etc. (a) The Borrower will not, and will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation which may, in the reasonable opinion of the Majority Lenders, have a material adverse effect (A) on the rights or remedies of the Lenders under the Finance Documents, (B) on the performance of the Borrower or the Group of their respective obligations to the Lenders, (C) with respect to the Finance Documents or Loan or (D) on the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or the Group. (b) The Borrower will not, and will procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation with Frontline or any of its subsidiaries without the prior written consent of the Agent (acting on the instructions of the Lenders) and the K-sure Agent (acting on the instructions of K-sure). 12.5 Financial Covenants The Borrower will ensure that the consolidated financial position of the Group shall at all times during the Security Period be such that: (a) Consolidated Working Capital shall not be less than $0; (b) Free Liquid Assets are not less than the higher of: (i) $50,000,000; and (ii) 5 per cent. of Total Indebtedness; (c) the amount of Cash shall equal or exceed US$30,000,000; and (d) the ratio of Stockholders’ Equity to Total Assets is not less than 30 per cent. In this Clause 12.5 (Financial Covenants): "Cash" means, at any date of determination under this Agreement, the aggregate value of the Group's credit balances on any deposit, savings or current account and cash in hand with recognised and reputable banks or financial institutions but excluding any such credit balances and cash subject to a Security Interest at any time; "Consolidated Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet and including any amounts available under committed credit lines having remaining maturities of more than 12 months; "Consolidated Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet;

57 EUROPE/72894735v11 "Consolidated Working Capital" means Consolidated Current Assets less Consolidated Current Liabilities; "Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to a Security Interest (other than a Security Interest in favour of the Security Trustee pursuant to this Agreement) at any time and, for the avoidance of doubt, "cash and cash equivalents" include any amounts available under committed credit lines having remaining maturities of more than 6 months; "Latest Balance Sheet" means, at any date, the consolidated balance sheet of the Group most recently delivered to the Agent pursuant to Clause 11.5 (Provision of financial statements) and/or most recently made publicly available; "Stockholders' Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; "Total Assets" means, at any date of determination under this Agreement, the amount of the total assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and "Total Indebtedness" means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short- term loans of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet. 12.6 Change in IFRS If, at any time after the date of this Agreement, any mandatory change is made to IFRS or any applicable law relating to the financial reporting (including but not limited to accounting bases, policies, practices and procedures or reference periods) of the Group generally or any member of the Group individually and the effect of complying with that change would result in the value for "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" being materially different from its value if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement and of which the Lenders would reasonably expect to have been informed, the Borrower shall immediately notify the Agent of that change and procure that, as soon as reasonably practicable thereafter, the Borrower's auditors deliver to the Agent: (a) a description of the change and what adjustments would need to be made to the financial statements of the Group following that change in order to reverse the effects of that change so that the values of "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" will be the same as if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement; and (b) such information, in form and substance acceptable to the Agent, as may be required: (i) to enable the Lenders to determine whether there is a breach of any of the financial covenants in respect of the Group set out in Clause 12.5 (Financial Covenants) (based on IFRS and all applicable laws in effect at the date of this Agreement); and (ii) to assist the Lenders in making an accurate comparison between the financial position of the Group indicated in the financial statements prepared following the change and those prepared prior to it.

58 EUROPE/72894735v11 In the event that the Lenders are satisfied that, based on the information provided by the Borrower’s auditors, the financial covenants set out in Clause 12.5 (Financial Covenants) have been complied with, the Lenders and the Borrower shall enter into discussions with a view to agreeing amendments to this Agreement so as to mitigate the effect of the change. 12.7 Change of accounting period The Borrower shall not change its fiscal year end date being 31 December. 12.8 Restrictions on dividends The Borrower may only pay a dividend or make a distribution and/or buy-back its own common stock subject to the following conditions: (a) no Event of Default has occurred and is continuing or would result upon payment of the proposed dividend, distribution or buy-back; and (b) the payment of such dividend or distribution or completion of such buy-back would not cause any breach of any of the financial covenants set out in Clause 12.5 (Financial Covenants). 12.9 Payment of taxes The Borrower shall pay when due all taxes applicable to, or imposed on or in relation to it, its business or a Ship to be owned by it. 12.10 Negative undertakings The Borrower will not: (a) without the prior written consent of all the Lenders, such consent not to be unreasonably withheld or delayed, change its legal name, type of organisation or jurisdiction of incorporation; and (b) provide any form of credit or financial assistance to any person or enter into any transaction with or involving any person on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length. 12.11 Notification of Sanctions The Borrower shall: (a) supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), as well as information on what steps are being taken with regards to answering or opposing the same; (b) inform the Agent promptly upon becoming aware that any of (a) the Borrower, (b) any other Relevant Person or (c) any owners of any Relevant Person (other than any owner of the Borrower), has become or is likely to become a Restricted Party. 12.12 Incurrence of Financial Indebtedness The Borrower shall not, without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness if, as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Borrower set out in Clause 12.5 (Financial Covenants)

59 EUROPE/72894735v11 would be breached, on the date of such incurrence, or in the case if any Financial Indebtedness incurred with a subsidiary of the Borrower, unless such Financial Indebtedness is subordinated to all Financial Indebtedness incurred under the Finance Documents on terms acceptable to the Agent (acting on the instructions of the Majority Lenders) . 12.13 Other transactions The Borrower shall not enter into any transaction with an Affiliate on terms which are, in any respect, less favourable to it that those which it could obtain in a bargain made at arm’s length. 12.14 K-sure requirements The Borrower shall not act (or omit to act) in a manner that is inconsistent with any requirement of K-sure under or in connection with the K-sure Insurance Policy and, in particular: (a) the Borrower shall do all that is necessary to ensure that all requirements of K-sure under or in connection with the K-sure Insurance Policy are complied with; and (b) the Borrower will refrain from acting in any manner which could result in a breach of any requirements of K-sure under or in connection with the K-sure Insurance Policy or affect the validity of it. 12.15 K-sure Insurance Policy protection If at any time, in the opinion of the K-sure Agent, any provision of a Finance Document contradicts or conflicts with any provision of the K-sure Insurance Policy, the Borrower will: (a) take all steps as the Agent, the K-sure Agent and/or K-sure shall require to remove such contradiction or conflict; and (b) take all steps as the Agent, the K-sure Agent and/or K-sure shall require to ensure that the K- sure Insurance Policy remains in full force and effect. 13 INSURANCE 13.1 General The Borrower also undertakes with each Creditor Party to comply with the following provisions of Clause 13 (Insurance) at all times during the Security Period (in the case of each Ship after the Drawdown Date applicable to it) except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit. 13.2 Maintenance of obligatory insurances The Borrower shall keep each Ship insured at its own expense against: (a) fire and usual marine risks and war risks (including hull and machinery, hull and freight interest, piracy, terrorism, missing vessel cover, blocking and trapping and confiscation); and (b) protection and indemnity risks (including pollution risks), on "full entry terms". 13.3 Terms of obligatory insurances The Borrower shall, effect such insurances in respect of each Ship: (a) in Dollars;

60 EUROPE/72894735v11 (b) in the case of fire and usual marine risks and war risks (including coverage for war protection and indemnity with a separate limit for the same amounts insured under war hull), in an amount on an agreed value basis at least the greater of (i) when aggregated with such insurances on the other Ships which are subject to a Mortgage, 120 per cent. of the Loan and (ii) the Fair Market Value of that Ship; (c) in the case of hull and machinery insured values of each Ship in an amount not less than 70 per cent. of the total insured value of that Ship; (d) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry with a protection and indemnity association belonging to the International Group of Protection and Indemnity Associations; (e) in relation to protection and indemnity risks in respect of the Ship's full tonnage on full entry terms; (f) on approved terms; and (g) through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations. 13.4 Further protections for the Creditor Parties In addition to the terms set out in Clause 13.3 (Terms of obligatory insurances), the Borrower shall procure that the obligatory insurances shall: (a) in relation to the obligatory insurances for fire and usual marine risks and war risks, whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance; (b) name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify; (c) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever; (d) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and (e) provide that the Security Trustee may make proof of loss if the Borrower fails to do so. 13.5 Renewals The Borrower shall ensure that: (a) before the expiry of any obligatory insurance, that obligatory insurance is renewed; and (b) promptly after each such renewal, there is provided to the Security Trustee details of the terms and conditions on which such obligatory insurances have been renewed.

61 EUROPE/72894735v11 If there is a change in the insurers and/or markets through whom the obligatory insurances are placed the Borrower shall procure that the Security Trustee is notified within a reasonable time of the names of the insurers and/or markets employed for the purposes of the renewal of the obligatory insurance and of the amounts in which they are renewed. 13.6 Letters of undertaking In relation to all obligatory insurances effected from time to time under Clause 13.2 (Maintenance of obligatory insurances), the Borrower shall ensure that all brokers and any protection and indemnity or war risks associations in which a Ship is entered, in each case being approved by the Security Trustee (such approval not to be unreasonably withheld), provide the Security Trustee with letters of undertaking: (a) in the case of a broker, in a form standard in the insurance market in which such broker operates or any professional association of which that approved broker is a member; (b) in the case of a protection and indemnity or war risks association, in its standard form. If any of the obligatory insurances referred to in paragraph (a) of Clause 13.2 (Maintenance of obligatory insurances) and/or (b) of Clause 13.2 form part of a fleet cover, the Borrower will procure that any letter of undertaking referred to in paragraph (a) of this Clause 13.6 (Letters of undertaking) is amended to provide that the relevant brokers shall undertake to the Security Trustee that they shall neither set-off against any claims in respect of the relevant Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances. 13.7 Copies of certificates of entry The Borrower shall ensure that any protection and indemnity and/or war risks associations in which each Ship is entered provides the Security Trustee with a certified copy of the certificate of entry for that Ship. 13.8 Deposit of original policies The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed. 13.9 Payment of premiums The Borrower shall ensure that (taking account of any applicable grace periods) all premiums, calls or contributions or other sums of money from time to time due in respect of any obligatory insurances are paid in full and produce all relevant receipts when so required by the Security Trustee. 13.10 Guarantees The Borrower shall arrange for the execution and delivery of all guarantees and indemnities as may from time to time be required by a Ship's P&I Club or war risks association. 13.11 Compliance with terms of insurances The Borrower shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance in relation to a Ship invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

62 EUROPE/72894735v11 (a) the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval; (b) the Borrower shall not make any changes relating to the classification or classification society or manager or operator of a Ship approved by the underwriters of the obligatory insurances; (c) the Borrower shall make (and on request promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which a Ship it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and (d) the Borrower shall not employ a Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify. 13.12 Alteration to terms of insurances The Borrower will procure that: (a) no adverse alteration is made to any obligatory insurance (which alteration is, in the reasonable opinion of the Security Trustee, likely to materially adversely affect the Lenders) without the prior written consent of the Security Trustee; and (b) all the steps under its control are taken to seek to avoid the occurrence of any act or omission which would enable cancellation of any obligatory insurance or render any obligatory insurance invalid, void or unenforceable or render any sum paid out under any obligatory insurance repayable in whole or in part. 13.13 Settlement of claims The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and the Borrower shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances. 13.14 Provision of information The Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of: (a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or (b) effecting or renewing any such insurances as are referred to in Clause 13.15 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances; and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses reasonably incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

63 EUROPE/72894735v11 13.15 Mortgagee's interest and additional perils insurances The Agent for the benefit of the Security Trustee, or the Security Trustee itself, shall effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in such amounts on such terms reasonably available in the market, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Agent or the Security Trustee (as the case may be) in respect of all reasonable premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance Provided that the cover in respect of the mortgagee’s interest marine insurance shall be equal to 110 per cent. of the Loan. Notwithstanding the above, if at any time the Agent or Security Trustee proposes to effect any insurances of the nature referred to in this Clause, it shall first notify the Borrower of the insurance which it proposes to effect, the terms on which it requires it to be effected and the date from which it requires it to be so effected. If, before the date on which the Agent or Security Trustee (as the case may be) requires that insurance to be effected, the Borrower can demonstrate to the Agent or Security Trustee (as the case may be) that a firm of insurance brokers with a reputation acceptable to the Agent or the Security Trustee (as the case may be) is able to arrange that insurance upon the same terms, before that date, for a price lower than that for which any firm of insurance brokers nominated by the Agent or Security Trustee is prepared to arrange that insurance and with underwriters acceptable to the Agent or Security Trustee (as the case may be), and if that firm of insurance brokers will enter into such agreements with the Agent or Security Trustee (as the case may be) as it may require taking into account the identity of that firm of insurance brokers, the Agent or Security Trustee (as the case may be) shall not unreasonably refuse to effect that insurance through that firm of insurance brokers so nominated by the Borrower. 14 SHIP COVENANTS 14.1 General The Borrower also undertakes with each Creditor Party to comply with the provisions of this Clause 14 (Ship Covenants) at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit (such permission not to be unreasonably withheld in the case of Clause 14.2 (Ship's name and registration), 14.12 (Restrictions on chartering, appointment of managers etc.) and 14.14 (Sharing of Earnings). 14.2 Ship's name and registration The Borrower shall keep each Ship registered in its name on an Approved Flag; and shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled and shall not change the name or country of registry of the Ship Provided that the Borrower may change the registry of the Ship to any Approved Flag with the consent of the Agent (acting on the instructions of the Majority Lenders), such consent not to be unreasonably withheld or delayed and subject to the Borrower providing the Creditor Parties with replacement security at the time of such transfer (in form and substance satisfactory to the Agent) so that the Creditor Parties have the same security on the Ship and subject to any appropriate consequential amendments to the Finance Documents. 14.3 Repair and classification The Borrower shall keep each Ship in a good safe condition and state of repair: (a) consistent with first-class ship ownership and management practice;

64 EUROPE/72894735v11 (b) so as to maintain that Ship's class as at the date of this Agreement free of overdue recommendations and conditions affecting that Ship's class with an Approved Classification Society; and (c) so as to comply with all laws and regulations applicable to vessels registered on the applicable Approved Flag or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code. 14.4 Modification The Borrower shall not make any modification or repairs to, or replacement of, a Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of a Ship or reduce its value. 14.5 Removal of parts The Borrower shall not remove any material part of a Ship, or any item of equipment installed on a Ship, except in the normal course of maintenance and repair, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on a Ship the property of the Borrower and subject to the security constituted by the relevant Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship concerned. 14.6 Surveys The Borrower shall submit each Ship regularly to such periodical or other surveys which may be required for that Ship's classification purposes and shall comply with all conditions and recommendations affecting that Ship's class of the relevant classification society in accordance with their terms unless waived. 14.7 Inspection The Borrower shall permit the Agent (by surveyors or other persons appointed by it for that purpose, at the Borrower’s expense once per year) to board a Ship at all reasonable times to inspect its condition (without interfering with that Ship's operation) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. 14.8 Prevention of and release from arrest The Borrower shall promptly discharge, unless the same is being contested in good faith by the Borrower: (a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any such Ship, its Earnings or the Insurances in relation any such Ship; (b) all taxes, dues and other amounts charged in respect of any such Ship, its Earnings or the Insurances in relation to any such Ship; and (c) all other outgoings whatsoever in respect of any such Ship, its Earnings or the Insurances in relation to any such Ship; and, forthwith upon receiving notice of the arrest of a Ship, or of its detention in exercise or purported exercise of any lien or claim, unless the same is being contested in good faith by the Borrower, the Borrower shall as soon as possible or in any event within 30 days (or such greater period as may be agreed by the Agent) procure its release by providing bail or otherwise as the circumstances may require.

65 EUROPE/72894735v11 14.9 Compliance with laws etc. The Borrower shall: (a) comply, or procure compliance with all laws or regulations: (i) relating to its business generally; and (ii) relating to each Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the Approved Flag in relation to each Ship; (b) obtain, comply with and do all that is necessary to maintain in full force and effect any consents required to be obtained and maintained by the Borrower in connection with any Environmental Laws; (c) without limiting paragraph (a) above, not employ a Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws; and (d) procure that neither it nor any member of the Group is or becomes a Restricted Party. 14.10 Provision of information The Borrower shall promptly provide the Agent with any information which it reasonably requests regarding: (a) a Ship, its employment, position and engagements; (b) the Earnings and payments and amounts due to a Ship's master and crew; (c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of a Ship and any payments made in respect of a Ship; (d) any towages and salvages; (e) the Borrower, the Approved Managers' or a Ship's compliance with the ISM Code and/or the ISPS Code, and, upon the Agent's request, to provide copies of any current charter relating to a Ship and of any current charter guarantee (unless the Borrower is prohibited to do so under applicable confidentiality provisions and if there is any such confidentiality provision, the Borrower shall use all reasonable endeavours to provide such copies) and copies of a Ship's Safety Management Certificate. 14.11 Notification of certain events The Borrower shall immediately notify the Agent by email of: (a) any casualty of a Ship which is or is likely to be or to become a Major Casualty; (b) any occurrence as a result of which a Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

66 EUROPE/72894735v11 (c) any requirement or recommendation made by any insurer or classification society or by any competent authority in respect of a Ship which is not complied with within the applicable time limit; (d) any arrest or detention of a Ship, any exercise of any lien on a Ship or its Earnings or any requisition of a Ship for hire which may be material in the context of this Agreement; (e) any Environmental Claim made against the Borrower or in connection with a Ship, or any Environmental Incident; (f) any claim for breach of the ISM Code or the ISPS Code being made against an Borrower, an Approved Manager or otherwise in connection with a Ship; or (g) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; and the Borrower shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Borrower's, the Approved Manager's or any other person's response to any of those events or matters. 14.12 Restrictions on chartering, appointment of managers etc. The Borrower shall not: (a) let a Ship on demise charter for any period; (b) enter into any charter in relation to a Ship under which more than 2 months' hire (or the equivalent) is payable in advance; (c) charter a Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed; (d) appoint a manager of a Ship other than the Approved Managers or agree to any material alteration to the terms of an Approved Manager's appointment or to the change of the Approved Manager (other than, in each case, with the consent of the Agent (acting on the instructions of the Majority Lenders)); or (e) put a Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) unless either: (i) that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason; or (ii) the cost of such work is covered by insurances; or (iii) the Borrower establishes to the reasonable satisfaction of the Agent that it has sufficient funds to pay for the cost of such work. 14.13 Notice of Mortgage The Borrower shall keep each Mortgage registered against a Ship as a valid first priority mortgage, carry on board that Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by the Borrower to the Security Trustee.

67 EUROPE/72894735v11 14.14 Sharing of Earnings The Borrower will not enter into any agreement or arrangement for the sharing of any Earnings other than pursuant to a Permitted Pooling Agreement. 14.15 Green passport The Borrower shall ensure that at all times each Ship carries an inventory or similar document of all potentially hazardous materials on board that Ship or any equivalent document as may be required by that Ship's classification society. 14.16 Poseidon Principles The Borrower shall, upon the request of any Lender and at the cost of the Borrower, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to each Ship for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of the Ship without the prior written consent of the Borrower. For the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Clause 32 (Confidential Information) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment. 14.17 Inventory of Hazardous Materials The Borrower shall obtain an Inventory of Hazardous Materials or equivalent document acceptable to the Agent by the Drawdown Date and procure that such Inventory of Hazardous Materials (or equivalent document) shall remain valid until the final Maturity Date. 14.18 Sustainable and socially responsible dismantling of ships (a) The Borrower shall ensure that the Ships and any other vessel owned or controlled by the Group taken out of service for dismantling, scrapping, or recycling, or sold to an intermediary with the intention of being dismantled, scrapped or recycled, is recycled at a recycling yard which conducts it recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong Convention and/or the EU Ship Recycling Regulation. (b) The Borrower undertakes that they will maintain a safe sustainable and socially responsible policy with respect to dismantling of the Ships and any other vessel owned or controlled by the Group that are taken out of service. 14.19 Connectivity The Borrower shall no less than gradually improve the access to internet connections for seafarers employed on Connectivity Reference Vessels by way of: (a) increasing the free MB allowance for those seafarers; and (b) decreasing the cost for per MB for excess data above the free allowance on such vessels.

68 EUROPE/72894735v11 15 SECURITY COVER 15.1 Minimum required security cover Clause 15.2 (Provision of additional security; prepayment) applies if the Agent notifies the Borrower that: (a) the aggregate of the Fair Market Values (determined as provided in Clause 15.3 (Valuation of Ships) of each Ship subject to a Mortgage; plus (b) the net realisable value of any additional security previously provided under this Clause 15 (Security Cover); is below 125 per cent. of the Loan. 15.2 Provision of additional security; prepayment If the Agent serves a notice on the Borrower under Clause 15.1 (Minimum required security cover), the Borrower shall, within 30 days after the date on which the Agent's notice is served: (a) provide, or ensure that a third party provides, acceptable additional security which, in the reasonable opinion of the Majority Lenders, has a net realisable value (taking into account the amount of any prepayment made pursuant to paragraph (b) of Clause 15.2 (Provision of additional security; prepayment) in response to the same notice) at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require and, for this purpose, it is agreed that acceptable additional security shall include cash collateral in Dollars valued at par; and/or (b) prepay such part of the Loan as will eliminate the shortfall (taking into account the net realisable value of any additional security provided pursuant to paragraph (a) of Clause 15.2 (Provision of additional security; prepayment) in response to the same notice). 15.3 Valuation of Ships (a) The Fair Market Value of a Ship at any date is that shown by the average of 2 valuations: (i) as at a date not more than 30 days previously; (ii) by an Approved Shipbroker selected by the Agent; (iii) without physical inspection of that Ship; (iv) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; (v) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale, and if one valuation in respect of a Ship differs by at least 10 per cent. from the other valuation, then a third valuation for that Ship shall be obtained by an Approved Shipbroker selected by the Agent and the Fair Market Value of that Ship shall be the average of all three valuations. (b) The Borrower shall provide the valuations addressed to the Agent of each Ship which are required to determine its Fair Market Value pursuant to this Clause 15.3 (Valuation of Ships):

69 EUROPE/72894735v11 (i) at the same time as the Borrower provides to the Agent the compliance certificates pursuant to paragraph (e) of Clause 11.5 (Provision of financial statements) in respect of the financial statements provided in accordance with paragraphs (a) and (b) of Clause 11.5 (Provision of financial statements); and (ii) after the occurrence of an Event of Default which is continuing or if the Agent has determined that the valuation may entitle it to serve a notice under Clause 15.1 (Minimum required security cover), whenever requested by the Agent. (c) The Borrower shall provide the valuations referred to in sub-paragraph (i) of paragraph (b) at its own cost and shall provide the valuations referred to in sub-paragraph (ii) of paragraph (b) at its own cost unless the Agent is not entitled to serve a notice under Clause 15.1 (Minimum required security cover) based on such valuations, in which case the Lenders shall reimburse the Agent on demand for the cost of the valuations pro rata to their Commitments. 15.4 Value of additional vessel security The net realisable value of any additional security which is provided under Clause 15.2 (Provision of additional security; prepayment) and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3 (Valuation of Ships). 15.5 Valuations binding Any valuation under Clause 15.2 (Provision of additional security; prepayment), 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security) shall be binding and conclusive as regards the Borrower and the Lenders, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest over a vessel. 15.6 Provision of information The Borrower shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 (Valuation of Ships) or 15.4 (Value of additional vessel security) with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of its valuation. 15.7 Payment of valuation expenses Without prejudice to the generality of the Borrower’s obligations under Clauses 20.3 (Costs of negotiation, preparation etc.), 20.4 (Costs of variations, amendments, enforcement etc.) and 21.3 (Miscellaneous indemnities), the Borrower shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause. 15.8 Application of prepayment (a) Clause 8 (Repayment, Prepayment and Cancellation) shall apply in relation to any prepayment pursuant to paragraph (b) of Clause 15.2 (Provision of additional security; prepayment). (b) Any prepayment pursuant to paragraph (b) of Clause 15.2 shall be applied pro rata to each Tranche and, within each Tranche, pro rata to each Advance and pro rata to each repayment instalment then outstanding (including any balloon) under each Advance.

70 EUROPE/72894735v11 16 PAYMENTS AND CALCULATIONS 16.1 Currency and method of payments All payments to be made by the Lenders or by the Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it: (a) by not later than 11.00 a.m. (London time) on the due date; (b) in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); (c) in the case of an amount payable by a Lender to the Agent or by the Borrower to the Agent or any Lender, to such account with such bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and (d) in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties. 16.2 Payment on non-Business Day If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day: (a) the due date shall be extended to the next succeeding Business Day; or (b) if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day; and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date. 16.3 Basis for calculation of periodic payments All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year. 16.4 Distribution of payments to Creditor Parties Subject to Clause 16.5 (Permitted deductions by Agent), Clause 16.6 (Agent only obliged to pay when monies received) and Clause 16.7 (Refund to Agent of monies not received): (a) any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and the Swap Counterparty or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and (b) amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

71 EUROPE/72894735v11 16.5 Permitted deductions by Agent Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand. 16.6 Agent only obliged to pay when monies received Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender or that Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum. 16.7 Refund to Agent of monies not received If and to the extent that the Agent makes available a sum to the Borrower or a Lender or a Swap Counterparty, without first having received that sum, the Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand: (a) refund the sum in full to the Agent; and (b) pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it. 16.8 Agent may assume receipt Clause 16.7 (Refund to Agent of monies not received) shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available. 16.9 Creditor Party accounts Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party. 16.10 Agent's memorandum account The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party. 16.11 Accounts prima facie evidence If any accounts maintained under Clauses 16.9 (Creditor Party accounts) and 16.10 (Agent's memorandum account) show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

72 EUROPE/72894735v11 16.12 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 16.1 (Currency and method of payments) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment and designated as a trust account for the benefit of the Creditor Party or Creditor Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. (c) Where the Borrower or a Lender has made a payment in accordance with this Clause 16.12 (Impaired Agent) it shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 24 (The Agent and the Arrangers) each party which has made a payment to a trust account in accordance with this Clause 16.12 (Impaired Agent) shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 16.4 (Distribution of payments to Creditor Parties). 17 APPLICATION OF RECEIPTS 17.1 Normal order of application Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied: (a) FIRST: in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents and any unpaid K-sure Premium; (b) SECONDLY: in or towards payment of any unpaid fees, costs and expenses incurred at the request of K-sure pursuant to the K-sure Insurance Policy; (c) THIRDLY: in or towards satisfaction of any amounts then due and payable to the Creditor Parties (other than the Swap Banks) under the Finance Documents (or any of them) in such order of application and/or such proportions as the Agent, acting with the authorisation of the Lenders, may specify by notice to the Borrower, the Security Parties and the other Creditor Parties; (d) FOURTHLY: in retention of an amount equal to any amount not then due and payable to the Creditor Parties (other than the Swap Banks) under any Finance Document but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraph (b);

73 EUROPE/72894735v11 (e) FIFTHLY: in or towards satisfaction pro rata of any amount then due and payable under any Master Agreement which relates to a Designated Transaction; (f) SIXTHLY: in retention of an amount equal to any amount not then due and payable under any Master Agreement which relates to a Designated Transaction but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraph (e); and (g) SEVENTHLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it. 17.2 Variation of order of application The Agent may, with the authorisation of the Lenders and the Swap Banks and, in the case of paragraph (b) of Clause 17.1 (Normal order of application), with the authorisation of K-sure, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 (Normal order of application) either as regards a specified sum or sums or as regards sums in a specified category or categories. 17.3 Notice of variation of order of application The Agent may give notices under Clause 17.2 (Variation of order of application) from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served. 17.4 Appropriation rights overridden This Clause 17 (Application of Receipts) and any notice which the Agent gives under Clause 17.2 (Variation of order of application) shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party. 18 APPLICATION OF EARNINGS 18.1 Earnings The Borrower undertakes with each Creditor Party to ensure that throughout the Security Period (and subject only to the provisions of the General Assignments) all the Earnings of each Ship and proceeds under any Insurances in relation to each Ship are paid to the Earnings Account without delay or deductions Provided that the Earnings in respect of each Ship shall be available to the Borrower unless an Event of Default has occurred and is continuing. 18.2 Location of accounts The Borrower shall promptly: (a) comply with any requirement of the Agent as to the location or re-location of the Earnings Account; and (b) execute any documents which the Agent reasonably specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account.

74 EUROPE/72894735v11 19 EVENTS OF DEFAULT 19.1 Events of Default An Event of Default occurs if: (a) the Borrower or any Security Party fails to pay when due or, if payable on demand, on such demand, any sum payable under a Finance Document or under any document relating to a Finance Document unless its failure to pay is caused by an administrative or technical error and payment is made within 3 Business Days of its due date; or (b) any breach occurs of Clause 9.2 (Waiver of conditions precedent), Clause 10.15 (Sanctions), Clause 11.2 (Title; negative pledge), Clause 11.3 (Disposal of assets), Clause 11.17 (Conduct of business; compliance with laws) in so far as it relates to Sanctions Laws, Clause 11.19 (Compliance with Sanctions Laws), Clause 12.2 (Maintenance of status), Clause 12.3 (No change of business), Clause 12.4 (No merger etc.), Clause 12.8 (Restrictions on dividends), Clause 12.11 (Notification of Sanctions), Clause 13 (Insurance), paragraph (c) of Clause 14.9 (Compliance with laws etc.), or Clause 15.2 (Provision of additional security; prepayment) (which for the avoidance of doubt in the case of the Sanctions Provisions may include any such breach that arises specifically out of, or, in connection with, the Oceania Investigation) ; or (c) (subject to any applicable grace period in the relevant Finance Documents) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) and if, in the opinion of the Majority Lenders, such default is capable of remedy, such default continues unremedied 30 days after the earlier of (i) the Borrower becoming aware of such breach; and (ii) written notice from the Agent requesting action to remedy the same; or (d) any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made; or (e) any of the following occurs in relation to a Relevant Person: (i) a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or (ii) a Relevant Person fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction or any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $10,000,000 or more or the equivalent in another currency; or (iii) an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person or any administrative or other receiver is appointed over any asset of a Relevant Person; or (iv) a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or an administration notice is given or filed in relation to a Relevant Person, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

75 EUROPE/72894735v11 (v) a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or (vi) a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or (vii) any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or (viii) in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Majority Lenders, is similar to any of the foregoing; or (f) any repayment of principal in respect of, or any payment of interest on, any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period (unless the due date for payment thereof is rescheduled with the agreement of the relevant creditor before the expiry of such grace period);or (g) any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described); or (h) any commitment to the Borrower for any Financial Indebtedness is cancelled by a creditor of the Borrower by reason of an event of default (however described); or (i) any Financial Indebtedness of the Borrower becomes capable of being declared due and payable prior to its specified maturity or any commitment to the Borrower for any Financial Indebtedness becomes capable of being cancelled in either case as a result of an event of default (howsoever described) and the event giving rise to that event of default is not waived or remedied to the satisfaction of the relevant creditor within 30 days of its occurrence; provided that (with respect to sub-paragraphs (f) to (i) above) no Event of Default will occur under these sub-paragraphs (f) to (i) above if the aggregate amount of the Financial Indebtedness or commitment for Financial Indebtedness falling within sub-paragraphs (f) to (i) above is less than $10,000,000 (or its equivalent in any other currency or currencies). (j) the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or (k) it becomes unlawful in any Pertinent Jurisdiction or impossible: (i) for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document; or (ii) for the Agent, the Security Trustee or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or (l) any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security

76 EUROPE/72894735v11 Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or (m) any event or circumstance occurs which the Majority Lenders determine has, or could reasonably be expected to have, a material adverse effect on: (i) the ability of the Borrower to perform its obligations under the Finance Documents; or (ii) the property, assets, nature of assets, operations, liabilities or condition (financial or otherwise) of the Borrower or any of its subsidiaries; or (n) at any time, the Borrower is not in compliance with all material Environmental Laws relating to the Ship, its ownership, operation and management or to the business of the Borrower; or (o) the Borrower rescinds or repudiates a Finance Document. 19.2 Actions following an Event of Default On, or at any time after, the occurrence of an Event of Default which is continuing: (a) the Agent may, and if so instructed by the Majority Lenders, the Agent shall: (i) serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or (ii) serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or (iii) take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or (b) the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law. 19.3 Termination of Commitments On the service of a notice under sub-paragraph (i) of paragraph (a) Clause 19.2 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate. 19.4 Acceleration of Loan On the service of a notice under sub-paragraph (ii) of paragraph (a) Clause 19.2 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand. 19.5 Default interest upon the occurrence of an Event of Default On and at any time after the occurrence of an Event of Default (other than pursuant to Clause paragraph (a) of Clause 19.1 (Events of Default)), the Agent may by notice to the Borrower

77 EUROPE/72894735v11 declare that from the date such Event of Default occurs and while such Event of Default is continuing interest shall accrue on the Loan and any other amounts outstanding under the Finance Documents at the rate set out in Clause 7.1 (Default interest). 19.6 Multiple notices; action without notice The Agent may serve notices under sub-paragraphs (i) and (ii) of paragraph (a) of Clause 19.2 (Actions following an Event of Default) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices. 19.7 Notification of Creditor Parties and Security Parties The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2 (Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence. 19.8 Creditor Party rights unimpaired Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or a Swap Counterparty under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1 (Interests several). 19.9 Exclusion of Creditor Party liability No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party: (a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or (b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset; except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees. In no event shall any Creditor Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour. 19.10 Relevant Persons In this Clause 19 (Events of Default) a "Relevant Person" means the Borrower, a Security Party or any of the Borrower's subsidiaries, but excluding any company which is dormant and the value of whose gross assets is $5,000,000 or less.

78 EUROPE/72894735v11 19.11 Interpretation In paragraph (e) of Clause 19.1 (Events of Default) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in paragraph (e) of Clause 19.1 (Events of Default) "petition" includes an application. 19.12 Position of Swap Counterparties Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19 (Events of Default), to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender. 20 FEES, EXPENSES AND K-SURE PREMIUM 20.1 Fees The Borrower shall pay to the Agent: (a) on or before the date of this Agreement, a global fee in the amount specified in the relevant Fee Letter for distribution to the Co-Bookrunners and Citibank N.A., as lender; (b) quarterly in arrears during the period from the date of this Agreement to the last day of the Availability Period (or, if earlier, the date on which this Agreement is terminated), for the account of the relevant Lenders, a commitment fee at the rate of 40 percent of the applicable Margin per annum on the Total Available Commitments for distribution among the relevant Lenders pro rata to their Commitments in respect of the relevant Advances. 20.2 K-sure Premium (a) The Borrower shall pay to the K-sure Agent (for the account of K-sure) the K-sure Premium on or prior to the first Drawdown Date. (b) The obligation of the Borrower to pay the K-sure Premium shall be an absolute obligation and shall not be affected by any matter whatsoever (including the failure of the Borrower to utilise the facility). No part of the K-sure Premium shall be refundable except in accordance with the terms of the K-sure Insurance Policy and K-sure's internal regulations. (c) If a Creditor Party receives a refund of the K-sure Premium from K-sure and if all amounts due and owing by the Borrower under the Finance Documents at that time have been discharged in full, such refund shall be paid to the Borrower. (d) The Borrower acknowledges that the amount of the K-sure Premium will be determined solely by K-sure and no Creditor Party is in any way involved in the determination of the amount of the K-sure Premium and agrees that the Borrower shall have no claim or defence against any Creditor Party in connection with the amount of the K-sure Premium. (e) The Borrower shall pay to the K-sure Agent on demand (for the account of K-sure) any additional premium payable in respect of any amendment or waiver permitted by Clause 34 (Variations and Waivers) pursuant to the terms of the K-sure Insurance Policy. 20.3 Costs of negotiation, preparation etc. The Borrower shall pay to the Agent and K-sure on its demand the amount of all expenses incurred by the Agent or the Security Trustee or K-sure in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

79 EUROPE/72894735v11 20.4 Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent and K-sure, on the Agent's or K-sure’s demand, for the account of the Creditor Party concerned and/or K-sure the amount of all expenses incurred by that Creditor Party and/or K-sure and to the extent practicable, after prior consultation of the Borrower on the amount of such expenses, in connection with: (a) any amendment or supplement to a Finance Document or any proposal for such an amendment to be made if requested by the Borrower; (b) any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders, K-sure or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver; (c) the valuation of any security provided or offered under Clause 15 (Security Cover) or any other matter relating to such security; or (d) any step taken by the Creditor Party or K-sure concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose. There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules. 20.5 Documentary taxes The Borrower shall promptly pay any tax payable on or by reference to any Finance Document or the K-sure Insurance Policy, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax. 20.6 Certification of amounts A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 (Fees, Expenses) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due. 21 INDEMNITIES 21.1 Indemnities regarding borrowing and repayment of Loan The Borrower shall fully indemnify the Agent, K-sure and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party as a result of or in connection with: (a) a Tranche not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity; (b) the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of the applicable Interest Period or other relevant period; (c) any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any

80 EUROPE/72894735v11 default interest paid by the Borrower on the amount concerned under Clause 7 (Default Interest)); (d) the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19 (Events of Default); and (e) in respect of any tax (other than tax on its overall net income under the law of the jurisdiction in which that Creditor Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as resident for tax purposes or to the extent a claim, liability or loss relates to a FATCA Deduction required to be made by a party to this Agreement) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document or the K-sure Insurance Policy. 21.2 Breakage costs Without limiting its generality, Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) covers any Break Costs. 21.3 Miscellaneous indemnities The Borrower shall fully indemnify each Creditor Party or K-sure severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party or K-sure, in any country, as a result of or in connection with: (a) any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or (b) any other Pertinent Matter; other than claims, expenses, liabilities and losses which are shown to have been caused by the gross negligence, dishonesty or wilful misconduct of the officers or employees of the party to be indemnified. 21.4 Currency indemnity If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of: (a) making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or (b) obtaining an order or judgment from any court or other tribunal; or (c) enforcing any such order or judgment; the Borrower shall indemnify within 3 Business Days of demand the Creditor Party and K-sure concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency. In this Clause 21.4 (Currency indemnity), the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the

81 EUROPE/72894735v11 Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency. This Clause 21.4 (Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities. 21.5 Application to Master Agreements For the avoidance of doubt, Clause 21.4 (Currency indemnity) does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply. 21.6 Sanctions and regulatory indemnities The Borrower shall pay to the Agent and K-sure on demand, and the Borrower shall indemnify each Lender against, all costs, charges, expenses, claims, liabilities, losses, duties and fees (including, but not limited to, legal fees and expenses on a full indemnity basis) and taxes thereon suffered or incurred by a Lender (other than in each case by reason of a Lender's gross negligence, dishonesty or wilful misconduct): (a) arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Law; or (b) as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and as a result of conduct of the Borrower or any of the Borrower’s partners, directors, officers, employees or agents that violates any Sanctions Laws. 21.7 Certification of amounts A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 (Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due. 21.8 Sums deemed due to a Lender For the purposes of this Clause 21 (Indemnities), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender. 22 NO SET-OFF OR TAX DEDUCTION 22.1 No deductions All amounts due from the Borrower under a Finance Document shall be paid: (a) without any form of set-off, cross-claim or condition; and (b) free and clear of any Tax Deduction except a Tax Deduction which the Borrower is required by law to make.

82 EUROPE/72894735v11 22.2 Grossing-up for taxes Subject as provided in Clause 31.16 (Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office), if the Borrower is required by law to make a Tax Deduction from any payment: (a) the Borrower shall notify the Agent as soon as it becomes aware of the requirement; (b) the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and (c) the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the Tax Deduction) a net amount which, after the Tax Deduction, is equal to the full amount which it would otherwise have received. 22.3 Evidence of payment of taxes Promptly, and in any event within 1 month after making any Tax Deduction, the Borrower concerned shall deliver to the Agent for the Creditor Party entitled to the payment an original receipt (or certified copy thereof) satisfactory to that Creditor Party evidencing that the tax had been paid to the appropriate taxation authority. 22.4 Tax credit A Creditor Party which has obtained (and has derived full use and benefit, on an affiliated group basis, of) a repayment or credit in respect of tax on account of which the Borrower has made an increased payment under Clause 22.2 (Grossing-up for taxes) shall pay to the Borrower a sum equal to the proportion of the repayment or credit which that Creditor Party allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment Provided that: (a) the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions; (b) nothing in this Clause 22.4 (Tax credit) shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time; (c) nothing in this Clause 22.4 (Tax credit) shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a Tax Deduction from a payment; (d) any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 (Tax credit) shall be conclusive and binding on the Borrower and the other Creditor Parties; (e) nothing in this Clause 22.4 (Tax credit) shall oblige any Creditor Party to disclose any information relating to its affairs (tax or otherwise) or those of its ultimate parent company (or any subsidiary thereof) or any computations in respect of tax; and (f) the Creditor Party's tax affairs for its tax year in respect of which such credit or repayment was obtained have been finally settled. 22.5 Tax Deduction In this Clause 22 (No Set-Off or Tax Deduction) "Tax Deduction" means any deduction or withholding for or on account of any present or future tax other than a FATCA Deduction.

83 EUROPE/72894735v11 22.6 Value Added Tax (a) All amounts expressed to be payable under a Finance Document by any party to a Creditor Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Creditor Party to any part in connection with a Finance Document, that party shall pay to the Creditor Party (in additional to and at the same time as paying the consideration) an amount equal to the amount of the VAT. (b) Where a Finance Document requires any party to reimburse a Creditor Party for any costs or expenses, that party shall also at the same time pay and indemnify the Creditor Party against all VAT incurred by the Creditor Party in respect of the costs or expenses to the extent that the Creditor Party reasonably determines that it is not entitled to credit or repayment of the VAT. 22.7 Application to Master Agreements For the avoidance of doubt, Clause 22 (No Set-Off or Tax Deduction) does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply. 22.8 FATCA information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them)

84 EUROPE/72894735v11 as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 22.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Creditor Parties. 22.10 Benefit of this Clause K-sure will have the benefit of a Lender's rights under this Clause 22 (No Set-Off or Tax Deduction) to the extent that Lender's rights under this Clause 22 (No Set-Off or Tax Deduction) have been fully or partly and properly assigned, transferred, subrogated or novated to K-sure, together with any other ancillary rights under the Finance Document required to give effect to this Clause 22 (No Set-Off or Tax Deduction). 23 ILLEGALITY, ETC. 23.1 Illegality, etc. This Clause 23 (Illegality, etc.) applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become: (a) unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or (b) contrary to, or inconsistent with, any regulation and/or contrary to or declared by any Sanctions Authority to be contrary to Sanctions Laws, for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or to determine or charge interest rates based upon Term SOFR. 23.2 Notification of illegality The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23 (Illegality, etc.) which the Agent receives from the Notifying Lender. 23.3 Prepayment; termination of Commitment (a) On the Agent notifying the Borrower under Clause 23.2 (Notification of illegality), the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 23 (Illegality, etc.) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8 (Repayment, Prepayment and Cancellation). (b) Upon the termination of a Notifying Creditor Party's Commitment and prepayment by the Borrower of such Notifying Creditor Party's Contribution pursuant to paragraph (a) above any

85 EUROPE/72894735v11 sum prepaid by the Borrower in respect of a Notifying Creditor Party's Contribution under a Tranche shall reduce the Repayment Instalments of that Tranche pro rata. 23.4 Mitigation If circumstances arise which would result in a notification under Clause 23 (Illegality, etc.) then, without in any way limiting the rights of the Notifying Lender under Clause 23.3 (Prepayment; termination of Commitment), the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might: (a) have an adverse effect on its business, operations or financial condition; or (b) involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or (c) involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage. 24 THE AGENT AND THE ARRANGERS 24.1 Appointment of the Agent (a) Each of the Arrangers, the Lenders and the Swap Banks appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arrangers, the Lenders and the Swap Banks authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each of the Arrangers, the Lenders and the Swap Banks releases the Agent from restrictions on the representation of several parties by one agent pursuant to section § 181 Alt. 2 of German Civil Code (Bürgerliches Gesetzbuch). 24.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties). (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from

86 EUROPE/72894735v11 exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in a Finance Document; (ii) where a Finance Document requires the Agent to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Agent's own position in its personal capacity as opposed to its role of Agent for the relevant Creditor Parties. (e) If giving effect to instructions given by the Majority Lenders would in the Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 34 (Variations and Waivers), the Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent) whose consent would have been required in respect of that amendment or waiver. (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Agent shall do so having regard to the interests of all the Creditor Parties. (g) The Agent may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the remainder of this Clause 24.2 (Instructions), in the absence of instructions, the Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Creditor Parties. The Agent may act (or refrain from acting) as it considers to be in the best interest of the Creditor Parties. (i) The Agent is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents. 24.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 31.3 (Transfer Certificate, delivery and notification), paragraph (b) above shall not apply to any Transfer Certificate.

87 EUROPE/72894735v11 (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to any Finance Document, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Creditor Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Creditor Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement, it shall promptly notify the other Creditor Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 24.4 Role of the Arrangers, Co-ordinator and Sustainability Agent Except as specifically provided in the Finance Documents, the Arrangers, Co-ordinator and Sustainability Agent have no obligations of any kind to any other Party under or in connection with any Finance Document. 24.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent or any Arranger, the Co-ordinator or the Sustainability Agent as a trustee or fiduciary of any other person. (b) Neither the Agent nor the Arranger shall be bound to account to other Creditor Party for any sum or the profit element of any sum received by it for its own account. 24.6 Application of receipts Except as expressly stated to the contrary in any Finance Document, any moneys which the Agent receives or recovers in its capacity as Agent shall be applied by the Agent in accordance with Clause 17 (Application of Receipts). 24.7 Business with the Group The Agent the Arrangers, the Co-ordinator and the Sustainability Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group. 24.8 Rights and discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person:

88 EUROPE/72894735v11 (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Creditor Parties) that: (i) no Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under paragraph (a) of Clause 19.1 (Events of Default); and (ii) any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 24.9 Responsibility for documentation Neither the Agent nor the Arrangers are responsible or liable for:

89 EUROPE/72894735v11 (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arrangers, the Borrower or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Pertinent Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Pertinent Document or the Security Property. 24.10 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Event of Default has occurred; (b) as to the performance, default or any breach by the Borrower of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 24.11 Exclusion of liability (a) Without limiting paragraph (b) below (or any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or (iii) any shortfall which arises on the enforcement or realisation of the Security Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

90 EUROPE/72894735v11 (b) No Party other than the Agent may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent may rely on this Clause. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 24.12 Lenders' indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to the Borrower. 24.13 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrower. (b) Alternatively, the Agent may resign by giving 30 days' notice to the other Creditor Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution.

91 EUROPE/72894735v11 (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint as a successor Agent any reputable financial institution. (d) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (e) The Agent's resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 24 (The Agent and the Arrangers) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Agent. Any fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (h) The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Agent. (i) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 22.8 (FACTA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 22.8 (FACTA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 24.14 Confidentiality (a) In acting as Agent for the Creditor Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by a division or department of the Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department,

92 EUROPE/72894735v11 and the Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 24.15 Relationship with the other Creditor Parties (a) The Agent may treat the person shown in its records as Lender or Swap Bank at the opening of business (in the place of the Agent's principal office as notified to the Creditor Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Swap Bank: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Swap Bank to the contrary in accordance with the terms of this Agreement. (b) Each Creditor Party shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee. Each Creditor Party shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee and any reference to any instructions being given by or sought from any Creditor Party or group of Creditor Parties by or to the Security Trustee in this Agreement must be given or sought through the Agent. (c) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.7 (Electronic communication) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 36.2 (Addresses for communications) and Clause 36.7 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 24.16 Credit appraisal by the Creditor Parties Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Document, each Creditor Party confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or

93 EUROPE/72894735v11 executed in anticipation of, under or in connection with any Finance Document or the Security Property; (c) whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; (d) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets. 24.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents, the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 24.18 Reliance and engagement letters Each Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or the Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 24.19 Full freedom to enter into transactions Without prejudice to Clause 24.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Agent shall be absolutely entitled: (a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document); (b) to deal in and enter into and arrange transactions relating to: (i) any securities issued or to be issued by the Borrower or any other person; or (ii) any options or other derivatives in connection with such securities; and

94 EUROPE/72894735v11 (c) to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters. 24.20 Amounts paid in error (a) If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent. (b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this Clause 24.20 (Amounts paid in error) or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). (c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 24.20 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error. 25 THE SECURITY TRUSTEE 25.1 Trust (a) The Security Trustee declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 25 (The Security Trustee) and the other provisions of the Finance Documents. (b) Each other Creditor Party authorises the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each Creditor Party releases the Security Trustee from restrictions on the representation of several parties by one agent pursuant to section § 181 Alt. 2 of German Civil Code (Bürgerliches Gesetzbuch). 25.2 Parallel Debt (Covenant to pay the Security Trustee) (a) The Borrower irrevocably and unconditionally undertakes to pay to the Security Trustee its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

95 EUROPE/72894735v11 The Parallel Debt of the Borrower: (i) shall become due and payable at the same time as its Corresponding Debt; (ii) is independent and separate from, and without prejudice to, its Corresponding Debt. (b) For purposes of this Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee: (i) is the independent and separate creditor of each Parallel Debt; (ii) acts in its own name and not as agent, representative or trustee of the Creditor Parties and its claims in respect of each Parallel Debt shall not be held on trust; and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding). (c) The Parallel Debt of the Borrower shall be: (i) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and (ii) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of the Borrower shall be: (A) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and (B) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of the Borrower shall never exceed its Corresponding Debt. (d) All amounts received or recovered by the Security Trustee in connection with this Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) to the extent permitted by applicable law, shall be applied in accordance with Clause 17 (Application of Receipts). (e) This Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) shall apply, with any necessary modifications, to each Finance Document. 25.3 Enforcement through Security Trustee only The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Finance Documents except through the Security Trustee. 25.4 Instructions (a) The Security Trustee shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Trustee in accordance with any instructions given to it by:

96 EUROPE/72894735v11 (A) all Lenders (or the Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders (or the Agent on their behalf); and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, in accordance with instructions given to it by that Creditor Party or group of Creditor Parties). (b) The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Creditor Party or group of Creditor Parties, from that Creditor Party or group of Creditor Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Creditor Party or group of Creditor Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Trustee by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Creditor Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in a Finance Document; (ii) where a Finance Document requires the Security Trustee to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Security Trustee's own position in its personal capacity as opposed to its role of Security Trustee for the relevant Secured Parties. (iv) in respect of the exercise of the Security Trustee's discretion to exercise a right, power or authority under any of: (A) Clause 25.28 (Application of receipts); (B) Clause 25.29 (Permitted Deductions); and (C) Clause 25.30 (Prospective liabilities). (e) If giving effect to instructions given by the Majority Lenders would in the Security Trustee's opinion have an effect equivalent to an amendment or waiver referred to in Clause 34 (Variations and Waivers), the Security Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Trustee) whose consent would have been required in respect of that amendment or waiver. (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where either: (i) it has not received any instructions as to the exercise of that discretion; or (ii) the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Trustee shall do so having regard to the interests of all the Creditor Parties.

97 EUROPE/72894735v11 (g) The Security Trustee may refrain from acting in accordance with any instructions of any Creditor Party or group of Creditor Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the remainder of this Clause 25.4 (Instructions), in the absence of instructions, the Security Trustee may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate. (i) The Security Trustee is not authorised to act on behalf of a Creditor Party (without first obtaining that Creditor Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Finance Documents. 25.5 Duties of the Security Trustee (a) The Security Trustee's duties under the Finance Documents are solely mechanical and administrative in nature. (b) The Security Trustee shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party. (c) Except where a Finance Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Security Trustee receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Creditor Parties. (e) The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 25.6 No fiduciary duties (a) Nothing in any Finance Document constitutes the Security Trustee as an agent, trustee or fiduciary of the Borrower. (b) The Security Trustee shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account. 25.7 Business with the Group The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group. 25.8 Rights and discretions (a) The Security Trustee may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

98 EUROPE/72894735v11 (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Creditor Parties or any group of Creditor Parties are duly given in accordance with the terms of the Finance Documents; (B) unless it has received notice of revocation, that those instructions have not been revoked; (C) if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Security Trustee shall be entitled to carry out all dealings with the other Creditor Parties through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to any Creditor Party. (c) The Security Trustee may assume (unless it has received notice to the contrary in its capacity as security trustee for the Creditor Parties) that: (i) no Event of Default has occurred; and (ii) any right, power, authority or discretion vested in any Party or any group of Creditor Parties has not been exercised. (d) The Security Trustee may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (e) Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Trustee may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Trustee (and so separate from any lawyers instructed by the Agent or the Lenders) if the Security Trustee in its reasonable opinion deems this to be desirable. (f) The Security Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Trustee or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (g) The Security Trustee may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

99 EUROPE/72894735v11 unless such error or such loss was directly caused by the Security Trustee's gross negligence or wilful misconduct. (h) Unless a Finance Document expressly provides otherwise the Security Trustee may disclose to any other Party any information it reasonably believes it has received as security trustee under the Finance Documents. (i) Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 25.9 Responsibility for documentation None of the Security Trustee or any Receiver is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, the Arranger, the Borrower or any other person in, or in connection with, any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property. 25.10 No duty to monitor The Security Trustee shall not be bound to enquire: (a) whether or not any Event of Default has occurred; (b) as to the performance, default or any breach by the Borrower of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 25.11 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver), none of the Security Trustee nor any Receiver will be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other

100 EUROPE/72894735v11 agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; or (iii) any shortfall which arises on the enforcement or realisation of the Security Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party other than the Security Trustee or that Receiver (as applicable) may take any proceedings against any officer, employee or agent of the Security Trustee or a Receiver in respect of any claim it might have against the Security Trustee or a Receiver or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property. (c) The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Trustee if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Trustee for that purpose. (d) Nothing in this Agreement shall oblige the Security Trustee to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor Party, on behalf of any Creditor Party and each Creditor Party confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee. (e) Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Trustee or any Receiver, any liability of the Security Trustee or any Receiver arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee or Receiver or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee or any Receiver at any time which increase the amount of that loss. In no event shall the Security Trustee or any Receiver be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Trustee or the Receiver has been advised of the possibility of such loss or damages.

101 EUROPE/72894735v11 25.12 Lenders' indemnity to the Security Trustee (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Trustee's or Receiver's gross negligence or wilful misconduct) in acting as Security Trustee or Receiver under the Finance Documents (unless the Security Trustee or Receiver has been reimbursed by the Borrower pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Trustee pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Trustee to the Borrower. 25.13 Resignation of the Security Trustee (a) The Security Trustee may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Creditor Parties and the Borrower. (b) Alternatively, the Security Trustee may resign by giving 30 days' notice to the other Creditor Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint as a successor Security Trustee any reputable financial institution. (c) If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Trustee (after consultation with the Borrower) may appoint as a successor Security Trustee any reputable financial institution. (d) The retiring Security Trustee shall make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Trustee for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (e) The Security Trustee's resignation notice shall only take effect upon: (i) the appointment of a successor; and (ii) the transfer, by way of a document expressed as a deed, of all the Security Property to that successor. (f) Upon the appointment of a successor, the retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 25.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) and this Clause 25 (The Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Trustee. Any fees for the account of the retiring Security Trustee shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

102 EUROPE/72894735v11 (g) The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower. (h) The consent of the Borrower is not required for an assignment or transfer of rights and/or obligations by the Security Trustee. 25.14 Confidentiality (a) In acting as Security Trustee for the Creditor Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by a division or department of the Security Trustee other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party. (c) Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 25.15 Credit appraisal by the Creditor Parties Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Creditor Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; (c) whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; (d) the adequacy, accuracy or completeness of any information provided by the Security Trustee, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

103 EUROPE/72894735v11 25.16 Security Trustee's management time (a) In the event of: (i) an Event of Default; (ii) the Security Trustee being requested by the Borrower or the Majority Lenders to undertake duties which the Security Trustee and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Trustee under the Finance Documents; or (iii) the Security Trustee and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (b) below. (b) If the Security Trustee and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties. 25.17 Reliance and engagement letters Each Secured Party confirms that the Security Trustee has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Trustee) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 25.18 No responsibility to perfect Transaction Security The Security Trustee shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Security Assets; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security; (d) take, or to require the Borrower to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or (e) require any further assurance in relation to any Finance Document.

104 EUROPE/72894735v11 25.19 Insurance by Security Trustee (a) The Security Trustee shall not be obliged: (i) to insure any of the Security Assets; (ii) to require any other person to maintain any insurance; or (iii) to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Trustee shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance. (b) Where the Security Trustee is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Trustee fails to do so within 14 days after receipt of that request. 25.20 Custodians and nominees The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. 25.21 Delegation by the Security Trustee (a) Each of the Security Trustee and any Receiver may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such. (b) That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee or that Receiver (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties. (c) No Security Trustee or Receiver shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate. 25.22 Additional Security Trustees (a) The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it: (i) if it considers that appointment to be in the interests of the Creditor Parties; or (ii) for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Borrower and the Creditor Parties of that appointment.

105 EUROPE/72894735v11 (b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment. (c) The remuneration that the Security Trustee may pay to that person (after consultation with the Borrower), and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee. 25.23 Acceptance of title The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Security Assets and shall not be liable for or bound to require the Borrower to remedy any defect in its right or title. 25.24 Releases Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee, the Security Trustee is irrevocably authorised (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Creditor Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable. 25.25 Winding up of trust If the Security Trustee, with the approval of the Agent determines that: (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents have been fully and finally discharged; and (b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, then (i) the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Finance Documents; and (ii) any Security Trustee which has resigned pursuant to Clause 25.13 (Resignation of the Security Trustee) shall release, without recourse or warranty, all of its rights under each Finance Document. 25.26 Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by law or regulation or otherwise.

106 EUROPE/72894735v11 25.27 Disapplication of Trustee Acts Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000. 25.28 Application of receipts All amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document, under Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 25 (The Security Trustee), the "Recoveries") shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 25 (The Security Trustee), in the following order of priority: (a) in discharging any sums owing to the Security Trustee (in its capacity as such) (other than pursuant to Clause 25.2 (Parallel Debt (Covenant to pay the Security Trustee)) or any Receiver; (b) in payment or distribution to the Agent, on its behalf and on behalf of the other Creditor Parties, for application towards the discharge of all sums due and payable by the Borrower under any of the Finance Documents in accordance with Clause 17 (Application of Receipts); (c) if the Borrower is not under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Trustee is obliged to pay or distribute in priority to the Borrower; and (d) the balance, if any, in payment or distribution to the Borrower. 25.29 Permitted Deductions The Security Trustee may, in its discretion: (a) set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and (b) pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement). 25.30 Prospective liabilities Following acceleration the Security Trustee may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 25.28 (Application of receipts) in respect of:

107 EUROPE/72894735v11 (a) any sum to the Security Trustee or any Receiver; and (b) any part of the Secured Liabilities, that the Security Trustee or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future. 25.31 Investment of proceeds Prior to the payment of the proceeds of the Recoveries to the Agent for application in accordance with Clause 25.28 (Application of receipts) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Trustee's discretion in accordance with the provisions of Clause 25.28 (Application of receipts). 25.32 Currency conversion (a) For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at a market rate of exchange. (b) The obligations of the Borrower to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion. 25.33 Good discharge (a) Any payment to be made in respect of the Secured Liabilities by the Security Trustee may be made to the Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee. (b) The Security Trustee is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Creditor Party are denominated. 25.34 Amounts received by Borrower If the Borrower receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Trustee, the Borrower will hold the amount received or recovered on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement. 25.35 Full freedom to enter into transactions Without prejudice to Clause 25.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled: (a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting the Borrower or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Borrower or any person who is party to, or referred to in, a Finance Document); (b) to deal in and enter into and arrange transactions relating to:

108 EUROPE/72894735v11 (i) any securities issued or to be issued by the Borrower or any other person; or (ii) any options or other derivatives in connection with such securities; and (c) to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Trustee shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters. 26 K-SURE AGENT 26.1 Appointment and duties of K-sure Agent (a) Each K-sure Lender appoints the K-sure Agent to act as its agent under and in connection with the K-sure Insurance Policy and the Finance Documents. (b) Each K-sure Lender authorises the K-sure Agent to exercise the rights, powers, authorities and discretions specifically given to the K-sure agent under, or in connection with, the K-sure Insurance Policy and the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each K-Sure Lender releases the K-sure Agent from restrictions on the representation of several parties by one agent pursuant to section § 181 Alt. 2 of German Civil Code (Bürgerliches Gesetzbuch). (d) The K-sure Agent shall promptly forward to each K-sure Lender the original or a copy of any document which is delivered to the K-sure Agent for that K-sure Lender by any other Party or by K-sure. (e) Except where the K-sure Insurance Policy or a Finance Document specifically provides otherwise, the K-sure Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (f) The K-sure Agent's duties under the K-sure Insurance Policy and the Finance Documents are solely mechanical and administrative in nature. 26.2 Application of certain Clauses The provisions of Clauses 24.7 (Business with the Group), 24.8 (Rights and discretions), 24.2 (Instructions), 24.9 (Responsibility for documentation), 24.11 (Exclusion of liability), 24.12 (Lenders' indemnity to the Agent), 24.13 (Resignation of the Agent), 24.14 (Confidentiality), 24.15 (Relationship with the other Creditor Parties), 24.16 (Credit appraisal by the Creditor Parties) and 24.19 (Full freedom to enter into transactions) shall apply in respect of the K-sure Agent in its capacity as such as if each reference to the Agent were a reference to the K-sure Agent and each reference to the Finance Documents included a reference to the K-sure Insurance Policy. 26.3 Lenders' representations Each K-sure Lender represents and warrants to the K-sure Agent that:

109 EUROPE/72894735v11 (a) no information provided by it in writing to the K-sure Agent or to K-sure prior to the date of this Agreement was untrue or incorrect in any material respect except to the extent that it, in the exercise of reasonable care and due diligence prior to giving such information, could not have discovered the error or omission; (b) it has not taken (or failed to take), and agrees that it shall not take (or fail to take), any action that would result in the K-sure Agent being in breach of any of its obligations in its capacity as K-sure Agent under the K-sure Insurance Policy or any of the Finance Documents, or result in the K-sure Lenders being in breach of any of their respective obligations as insured parties under the K-sure Insurance Policy, or which would otherwise prejudice the K-sure Agent's ability to make a claim on behalf of the K-sure Lenders under the K-sure Insurance Policy; (c) it has reviewed the K-sure Insurance Policy and is aware of its provisions; and (d) the representations and warranties made by the K-sure Agent on its behalf under the K-sure Insurance Policy are true and correct with respect to it in all respects. 26.4 Claims under K-sure Insurance Policy (a) All communication between the Creditor Parties and K-sure shall be carried out exclusively through the K-sure Agent. (b) Each K-sure Lender acknowledges and agrees that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with the K-sure Insurance Policy except through the K-sure Agent and that all of the rights of the K-sure Lenders under the K- sure Insurance Policy shall only be exercised by the K-sure Agent. 27 CONDUCT OF BUSINESS BY THE CREDITOR PARTIES No provision of this Agreement will: (a) interfere with the right of any Creditor Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; or (b) oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim or to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 28 SHARING AMONG THE CREDITOR PARTIES 28.1 Payments to Creditor Parties If a Creditor Party (a "Recovering Creditor Party") receives or recovers any amount from the Borrower other than in accordance with Clause 16 (Payments and Calculations) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then: (a) the Recovering Creditor Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 16 (Payments and Calculations), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Creditor Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its

110 EUROPE/72894735v11 share of any payment to be made, in accordance with Clause 17.1 (Normal order of application). 28.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it among the Creditor Parties (other than the Recovering Creditor Party) (the "Sharing Creditor Parties") in accordance with Clause 17.1 (Normal order of application) towards the obligations of the Borrower to the Sharing Creditor Parties. 28.3 Recovering Creditor Party's rights On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Creditor Party from the Borrower, as between the Borrower and the Recovering Creditor Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower. 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then: (a) each Sharing Creditor Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay) (the "Redistributed Amount"); and (b) as between the Borrower and each relevant Sharing Creditor Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower. 28.5 Exceptions (a) This Clause 28 (Sharing among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower. (b) A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Creditor Party of the legal or arbitration proceedings; and (ii) that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 29 INCREASED COSTS 29.1 Increased costs (a) Subject to Clause 29.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Creditor Party the amount of any Increased Costs incurred by that Creditor Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

111 EUROPE/72894735v11 (ii) compliance with any law or regulation made, in each case after the date of this Agreement; or (iii) the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV. (b) In this Agreement: (i) "Basel III" means: (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (ii) "CRD IV" means: (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012 as amended by Regulation (EU) 2019/876; (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC as amended by Regulation (EU) 2019/876; and (C) any other law or regulation which implements Basel III. (iii) "Increased Costs" means: (A) a reduction in the rate of return from a Facility or on a Creditor Party's (or its Affiliate's) overall capital; (B) an additional or increased cost; or (C) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Creditor Party or any of its Affiliates to the extent that it is attributable to that Creditor Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

112 EUROPE/72894735v11 29.2 Increased cost claims (a) A Creditor Party intending to make a claim pursuant to Clause 29 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. (b) Each Creditor Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 29.3 Exceptions Clause 29 (Increased Costs) does not apply to the extent any Increased Cost is: (a) attributable to a Tax Deduction required by law to be made by the Borrower; (b) attributable to a FATCA Deduction required to be made by a Party; (c) compensated for by Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) 22.2 (Grossing-up for taxes) (or would have been compensated for under Clauses 21.1 (Indemnities regarding borrowing and repayment of Loan) or Clause 22.2 (Grossing-up for taxes) but was not so compensated solely because of any of the exclusions therein applied), Clause 31.16 (Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office) (or would have been compensated for under Clause 31.16 (Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office) but was not so compensated solely because any of the exclusions in Clause 31.16 (Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office)applied); (d) attributable to the wilful breach by the relevant Creditor Party or its Affiliates of any law or regulation; or (e) incurred by a Swap Bank in its capacity as such. 29.4 Notification to Borrower of claim for increased costs The Agent shall promptly notify the Borrower and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 29.1 (Increased costs) and there shall then be a 60 day consultation period for the Borrower and Notifying Lender to discuss the particular increased cost and amount to be paid to the Notifying Lender. 29.5 Payment of increased costs Unless something to the contrary is agreed by the Borrower and the Notifying Lender during the 60 day consultation period referred to in 29.4 (Notification to Borrower of claim for increased costs), the Borrower shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost. 29.6 Notice of prepayment If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 29.5 (Payment of increased costs), the Borrower may give the Agent not less than 5 Business Days’ notice of its intention to prepay the Notifying Lender’s Contribution or to procure a Transferee Lender.

113 EUROPE/72894735v11 29.7 Prepayment; termination of Commitment A notice of prepayment under Clause 29.6 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment; and: (a) on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and (b) on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin. 29.8 Application of prepayment Clause 8 (Repayment, Prepayment and Cancellation) shall apply in relation to the prepayment. 30 SET-OFF 30.1 Application of credit balances Each Creditor Party may, at any time after the occurrence of an Event of Default which is continuing, without prior notice: (a) apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and (b) for that purpose: (i) break, or alter the maturity of, all or any part of a deposit of the Borrower; (ii) convert or translate all or any part of a deposit or other credit balance into Dollars; (iii) enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate. 30.2 Existing rights unaffected No Creditor Party shall be obliged to exercise any of its rights under Clause 30.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document). 30.3 Sums deemed due to a Lender For the purposes of this Clause 30 (Set-Off), a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender. 30.4 No Security Interest This Clause 30 (Set-Off) gives the Creditor Parties a contractual right of set-off only and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

114 EUROPE/72894735v11 31 TRANSFERS AND CHANGES IN LENDING OFFICES 31.1 Transfer by Borrower The Borrower may not, without the consent of the Agent given on the instructions of all the Lenders, transfer any of its rights, liabilities or obligations under any Finance Document. 31.2 Transfer by a Lender (a) Subject to Clause 31.4 (Effective Date of Transfer Certificate) and without prejudice to any requirement for the consent of K-sure under the terms of the K-sure Insurance Policy, a Lender (the "Transferor Lender") may, at its own cost with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) or without the consent of the Borrower if (A) an Event of Default has occurred and is continuing, (B) to an Affiliate of the Lender, a Related Fund, K-sure or another Lender or (C) to an Approved Lender, cause: (i) its rights in respect of all or pro rata parts of its Contribution; or (ii) its obligations in respect of all or pro rata parts of its Commitment; or (iii) a combination of (i) and (ii); to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 (Transfer Certificate) with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender Provided that a Lender may make such transfer to any wholly owned subsidiary of it, to its parent company or to another subsidiary of its parent company without the consent of the Borrower or the Agent and the fee referred to in Clause 31.11 (Registration fee) shall not apply in relation to any such transfer. Without prejudice to the foregoing, any such transfer by a Lender shall be subject to the following further conditions: (A) the amount of the Contribution and/or Commitment of the Lender which is to be transferred shall not be less than $10,000,000 or, if less, the remaining amount of its Contribution and Commitment, unless the Agent agrees otherwise; (B) where no Potential Event of Default has occurred and is continuing or Event of Default has occurred and is continuing, the Agent shall approve the transfer (such approval not to be unreasonably withheld); (C) payment of the fee in accordance with Clause 31.11 (Registration fee); and (D) in the case of a Lender's Contribution or Commitment in respect of any K-sure Tranche, the Transferor Lender has received the prior written consent of the K-sure Agent (acting on the instructions of K-sure and not to be unreasonably withheld or delayed). (b) For the purposes of this Clause 31.2 (Transfer by a Lender), the Borrower will be deemed to have given its consent ten Business Days after the Transferor Lender has requested it in writing unless consent is expressly refused by the Borrower within that time.

115 EUROPE/72894735v11 31.3 Transfer Certificate, delivery and notification As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective): (a) sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security Trustee and each of the other Lenders and each of the Swap Banks; (b) on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; (c) send to the Transferee Lender copies of the letters or faxes sent under paragraph (b). 31.4 Effective Date of Transfer Certificate A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that (i) it is signed by the Agent under Clause 31.3 (Transfer Certificate, delivery and notification) on or before that date and (ii) the Agent has been provided with all information and documentation they requested in order to carry out and be satisfied with all necessary "know your customer" or other similar checks. 31.5 No transfer without Transfer Certificate No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate. 31.6 Lender re-organisation; waiver of Transfer Certificate However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender. 31.7 Effect of Transfer Certificate A Transfer Certificate takes effect in accordance with English law as follows: (a) to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender; (b) the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate; (c) the Transferee Lender becomes a Lender with a Contribution and Commitment of the amounts specified in the Transfer Certificate; (d) the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

116 EUROPE/72894735v11 (e) any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the Transferor Lender's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed; (f) the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.5 (Market disruption) and Clause 20 (Fees, Expenses), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and (g) in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount. The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim. 31.8 Maintenance of register of Lenders During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 31.4 (Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice. 31.9 Reliance on register of Lenders The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents. 31.10 Authorisation of Agent to sign Transfer Certificates The Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf. 31.11 Registration fee In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender. 31.12 Sub-participation; subrogation assignment (a) A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Security Party, the Agent or the Security Trustee and (where an Event of Default has occurred and is continuing) the Borrower. Where no Event of Default has occurred and is continuing the Borrower's consent to such sub-participation shall be required, such consent not to be unreasonably withheld or delayed.

117 EUROPE/72894735v11 (b) The Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them. 31.13 Change of lending office A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of: (a) the date on which the Agent receives the notice; and (b) the date, if any, specified in the notice as the date on which the change will come into effect. 31.14 Notification On receiving such a notice, the Agent shall notify the Borrower, each other Security Party and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice. 31.15 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 31 (Transfers and Changes in Lending Offices), each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities; except that no such charge, assignment or Security Interest shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 31.16 Tax indemnity, tax gross-up and increased costs on assignment, transfer and change of lending office If: (a) a Lender assigns or transfers any rights or obligations under the Finance Documents pursuant to Clause 31.2 (Transfer by a Lender) other than to K-sure or changes its lending office; and (b) as a result of circumstances existing at the date the assignment, transfer or change occurs the Borrower would be obliged to make a payment to the Transferee Lender or Lender acting through its new lending office under Clause 21.1 (Indemnities regarding borrowing and repayment of Loan) in respect of any tax, Clause 22 (No Set-Off or Tax Deduction) or Clause 29 (Increased Costs),

118 EUROPE/72894735v11 then the Transferee Lender or the Lender acting through its new lending office is only entitled to receive payment under those Clauses to the same extent as the Transferor Lender or the Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred. 31.17 Replacement of Lender by Borrower The Borrower may, at any time unless a Potential Event of Default or Event of Default has occurred and is continuing in respect of: (a) a Lender whose costs of funds charged to the Borrower are (in the Borrower's reasonable opinion) materially higher than those of the other Lenders generally; (b) a Lender which is a Defaulting Lender; or (c) a Lender which is a Non-Consenting Lender, by giving 10 Business Days' notice to the Agent and that Lender (the "Outgoing Lender") replace the Outgoing Lender by requiring it to (and the Outgoing Lender must) transfer in accordance with Clause 31 (Transfers and Changes in Lending Offices) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank (a "Replacement Lender") selected by the Borrower and (x) (unless the Agent is an Impaired Agent) which is acceptable to the Agent (acting reasonably) and (y) which is acceptable to K-sure for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of the Outgoing Lender's Contribution and all accrued interest, break costs and other amounts payable in relation to that Contribution under this Agreement and the other Finance Documents. Any transfer of rights and obligations of an Outgoing Lender under this Clause is subject to the following conditions: (i) neither the Agent nor the Outgoing Lender will have any obligation to the Borrower to find a Replacement Lender; (ii) the transfer must take place no later than 10 Business Days after the Borrower's notice referred to above; (iii) in no event will the Outgoing Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Outgoing Lender under this Agreement and the other Finance Documents; and (iv) the Outgoing Lender shall only be obliged to transfer its rights and obligations under this Clause once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer and the Outgoing Lender shall perform the checks described in this paragraph (iv) above as soon as reasonably practicable following delivery of a notice referred to in this Clause and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 31.18 Transfers to K-sure (a) If a K-sure Lender receives a payment from K-sure under the K-sure Insurance Policy in respect of its participation in the Loan, then, to the extent that it is required to do so by K-sure pursuant to the terms of the K-sure Insurance Policy, that K-sure Lender shall, at the cost of the Borrower and without any requirement for the consent of the Borrower, transfer to K- sure (in accordance with, and subject to, Clause 31 (Transfers and Changes in Lending Offices)) a part of its participation in the Loan equal to the amount paid to it by K-sure.

119 EUROPE/72894735v11 (b) A transfer pursuant to paragraph (a) above shall not limit the rights of the relevant K-sure Lender to recover any remaining part of its participation in the Loan or any other moneys owing to it under this Agreement or any other Finance Documents. (c) If K-sure makes any payment to a K-sure Lender under the K-sure Insurance Policy then, subject to the terms of the K-sure Insurance Policy, the following shall apply: (i) the obligations and liabilities of the Borrower under this Agreement and each of the other Finance Documents shall not be reduced, discharged nor affected in any way; (ii) K-sure shall be subrogated to the rights of that K-sure Lender against the Borrower under this Agreement and each of the other Finance Documents; (iii) that K-sure Lender agrees that upon payment by K-sure of all amounts due under the K-sure Insurance Policy, the relevant K-sure Lender shall assign to K-sure, upon K- sure's request, its rights to recover against the Borrower under this Agreement and each of the other Finance Documents and until the assignment referred to in this subparagraph (iii), the relevant K-sure Lender shall hold on trust for K-sure any payments made under this Agreement and each of the other Finance Documents and pay or transfer them to K-sure in accordance with that K-sure Insurance Policy; (iv) K-sure shall be entitled to the extent of such payment to exercise the rights of that K- sure Lender against the Borrower under this Agreement and each of the other Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued on it are fully reimbursed to K-sure; and (v) with respect to the obligations and liabilities of the Borrower owed to that K-sure Lender under the Finance Documents (or any of them), such obligations and liabilities shall additionally be owed to K-sure by way of subrogation of the rights of that Lender. (d) The Borrower shall indemnify K-sure in respect of any costs or expenses (including legal fees) suffered or incurred by K-sure in connection with any transfer referred to in paragraph (a) above. 32 CONFIDENTIAL INFORMATION 32.1 Confidentiality Each Creditor Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 32.2 (Disclosure of Confidential Information), Clause 32.3 (Further Disclosure) and Clause 32.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 32.2 Disclosure of Confidential Information Any Creditor Party may disclose: (a) to any of its branches, representative offices, Affiliates, Related Funds and, on a need to know basis, third parties selected by that Creditor Party or any of the foregoing and any of its or their officers, directors, employees, professional advisers, (credit) insurers, reinsurers, (re- )insurance brokers, rating agencies, service providers, indirect providers of credit protection, auditors, partners and Representatives (each such person and Creditor Party, a “Recipient”) and each Recipient may disclose such Confidential Information between each other as that Recipient shall consider appropriate (including, without limitation, in connection with the provision of any services hereunder and for data processing, statistical and risk analysis purposes) if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such

120 EUROPE/72894735v11 Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Trustee and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.15 (Relationship with the other Creditor Parties); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, quasi-government, administrative, banking, taxation or other regulatory authority or supervisory body or similar body or authority, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 31.15 (Security over Lenders' rights); (viii) who is a Party, a member of the Group or any related entity of the Borrower; (ix) as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or (x) with the consent of the Borrower; in each case, such Confidential Information as that Creditor Party shall consider appropriate if: (A) in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is

121 EUROPE/72894735v11 subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to sub-paragraphs (v) , (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Creditor Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party. 32.3 Further Disclosure This Clause 32.3 (Further Disclosure) is not, and shall not be deemed to constitute, an express or implied agreement by a Creditor Party for a higher degree of confidentiality than that prescribed in any applicable law or regulation. 32.4 Disclosure to numbering service providers (a) Any Creditor Party may disclose to any national or international numbering service provider appointed by that Creditor Party to provide identification numbering services in respect of this Agreement, the Loan and/or the Borrower the following information: (i) name of Borrower; (ii) country of domicile of Borrower; (iii) place of incorporation of Borrower; (iv) date of this Agreement; (v) Clause 38 (Law and Jurisdiction); (vi) the names of the Agent and the Mandated Lead Arrangers; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the relevant Loan; (ix) amount of Total Commitments;

122 EUROPE/72894735v11 (x) currency of the relevant Loan; (xi) type of the relevant Loan; (xii) ranking of the relevant Loan; (xiii) Maturity Date(s) for the Loan; (xiv) changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Creditor Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Borrower represents that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. 32.5 Use of logo and/or trademark The Agent and/or the Mandated Lead Arrangers and/or K-sure have the right, at their expense, to publish information regarding their participation in this Agreement and have the right to use the Borrower’s logo and trademark with the prior written consent of the Borrower (not to be unreasonably withheld) in connection with such publication. 32.6 DAC6 Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. 32.7 Entire agreement This Clause 32 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Creditor Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 32.8 Inside information Each of the Creditor Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Creditor Parties undertakes not to use any Confidential Information for any unlawful purpose. 32.9 Notification of disclosure Each of the Creditor Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

123 EUROPE/72894735v11 (a) of the circumstances of any disclosure of Confidential Information made pursuant to sub- paragraph (v) of paragraph (b) of Clause 32.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 32 (Confidential Information). 32.10 Continuing obligations The obligations in this Clause 32 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Creditor Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Creditor Party otherwise ceases to be a Creditor Party. 32.11 Singapore Personal Date Protection Act For the purposes of the Personal Data Protection Act (2012) of Singapore, the Borrower acknowledges that it has read and understood the Customer Circular relating to the Personal Data Protection Act (for Corporate and Institutional Customers) (“Privacy Circular”), which is available at www.citibank.com.sg/icg/pdpacircular or upon request, and which explains the purposes for which the Lender may collect, use, disclose and process (collectively, “process”) personal data of natural persons. The Borrower warrants that to the extent required by applicable law or regulation, it has provided notice to and obtained consent from relevant natural persons to allow the Lender to process its personal data as described in the Privacy Circular as may be updated from time to time, prior to disclosure of such personal data to the Lender. The Borrower further warrants that any such consent has been granted by these natural persons 33 CONFIDENTIALITY OF FUNDING RATES 33.1 Confidentiality and disclosure (a) The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Agent may disclose: (i) any Funding Rate to the Borrower pursuant to Clause 5.3 (Notification of rates of interest)); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent and the Borrower may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding

124 EUROPE/72894735v11 Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 33.2 Related obligations (a) The Agent and the Borrower acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 33.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 33 (Confidentiality of Funding Rates). 34 VARIATIONS AND WAIVERS 34.1 Variations, waivers etc. by Majority Lenders Subject to Clause 34.2 (Variations, waivers etc. requiring agreement of all Lenders), a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed by the Borrower, by the Agent on behalf of the Majority Lenders, to the extent it relates to a matter defined as K-sure Approved Matter in paragraph (g) of Clause 1.5 (General Interpretation), by the K-sure Agent pursuant to the instructions of K-sure, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party. The consent of the Borrower or any Security Party shall not be required to any amendment or variation to a Finance Document if such amendment or variation does not, in the opinion of

125 EUROPE/72894735v11 the Agent (acting reasonably), materially and adversely affect the rights or interests of the Borrower or the Security Parties. 34.2 Variations, waivers etc. requiring agreement of all Lenders However, as regards the following, Clause 34.1 (Variations, waivers etc. by Majority Lenders) applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender": (a) a reduction in the Margin; (b) a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement; (c) a change to any Lender's Commitment; (d) a change to the definition of "Majority Lenders" or "Finance Documents"; (e) a change to the definitions of "Restricted Party", "Sanctions Authority", "Sanctions Laws" and the "Sanctions List"; (f) a change to the preamble or to Clause 2 (Facility), Clause 3 (Position of the Lenders and Swap Banks), Clause 4 (Drawdown), Clause 5.1 (Payment of normal interest), Clause 10.13 (No money laundering), Clause 10.14 (Anti-Corruption Laws), Clause 10.15 (Sanctions), Clause 11.17 (Conduct of business; compliance with laws), Clause 11.18 (Know your customer requirements), Clause 11.19 (Compliance with Sanctions Laws), Clause 12.11 (Notification of Sanctions), Clause 14.2 (Ship's name and registration) Clause 14.9 (Compliance with laws etc.), paragraph (b) of Clause 16.1 (Currency and method of payments), Clause 17 (Application of Receipts), Clause 18 (Application of Earnings) or Clause 38 (Law and Jurisdiction); (g) a change to this Clause 34 (Variations and Waivers); (h) any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; (i) a change to the identity of the Borrower; and (j) any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required. 34.3 Replacement of reference rates (a) Any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate;

126 EUROPE/72894735v11 (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. (b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made: (i) its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (c) In this Clause 34.3 (Replacement of reference rates): "Published Rate" means: (a) SOFR; or (b) Term SOFR for any Quoted Tenor. "Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Reference Rate" means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate; or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

127 EUROPE/72894735v11 (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate. 34.4 Exclusion of other or implied variations Except for a document which satisfies the requirements of Clauses 34.1 (Variations, waivers etc. by Majority Lenders) and 34.2 (Variations, waivers etc. requiring agreement of all Lenders), and Clause 34.3 (Replacement of reference rates), no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising: (a) a provision of this Agreement or another Finance Document; or (b) an Event of Default; or (c) a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or (d) any right or remedy conferred by any Finance Document or by the general law; and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time. 35 BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

128 EUROPE/72894735v11 36 NOTICES 36.1 General Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly. 36.2 Addresses for communications A notice shall be sent: (a) to the Borrower: de Gerlachekaai 20 B-2000 Antwerp Belgium Fax No: +32 3 247 4409 Attn: Chief Financial Officer Email: financial@euronav.com (b) to a Lender: At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate. (c) to a Swap Bank: At the address below its name in Schedule 1 (Lenders and Commitments and Swap Banks). (d) to the K-sure Agent 8th Floor, the Walbrook Building 25 Walbrook London EC2N 8AF Tel: 0207 621 6040 Fax No: 0207 283 6931 Attn: Ocean Industries Admin matters: Tel: 0207 621 6010 Fax No: 0207 283 6931 Email: cmoalondon @dnb.no (e) to the Hedge Coordinator ING Bank N.V. Foppinadreef 7 PO Bo 1800 NL-1000 BV Amsterdam The Netherlands Tel: + 3225571571/+3225571008 Attn: Wim de Boe/Kenzo Tomita Admin matters: Tel: + 3225571571/+3225571008 Email: wim.de.boe@ing.com/kenzo.tomita@ing.com

129 EUROPE/72894735v11 (f) to the Sustainability Agent Avenue Marnix 24, 1000 Brussels, Belgium Tel: + 32 2 547 3129 Attn: Jan De Jaeck, Head Sustainable Finance Belgium Email: jan.de-jaeck@ing.com Admin matters: Tel: + 32 2 547 3129 Attn: Jan De Jaeck, Head Sustainable Finance Belgium Email: jan.de-jaeck@ing.com (g) to the Agent and 8th Floor, the Walbrook Building the Security Trustee: 25 Walbrook London EC2N 8AF Tel: 0207 621 6040 Fax No: 0207 283 6931 Attn: Ocean Industries Admin matters: Tel: 0207 621 6010 Fax No: 0207 283 6931 Email: cmoalondon @dnb.no or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Bank and the Security Parties. 36.3 Effective date of notices Subject to Clauses 36.4 (Service outside business hours) and 36.5 (Illegible notices): (a) a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; (b) a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed. 36.4 Service outside business hours However, if under Clause 36.3 (Effective date of notices) a notice would be deemed to be served: (a) on a day which is not a business day in the place of receipt; or (b) on such a business day, but after 5 p.m. local time; the notice shall (subject to Clause 36.5 (Illegible notices) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day. 36.5 Illegible notices Clauses 36.3 (Effective date of notices) and 36.4 (Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

130 EUROPE/72894735v11 36.6 Valid notices A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if: (a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or (b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been. 36.7 Electronic communication Any communication to be made between the Agent and another Creditor Party or the Borrower under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of the Agent's Intralinks system), if the Agent and the relevant Creditor Party or Borrower: (a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (c) notify each other of any change to their respective addresses or any other such information supplied to them. Any electronic communication made between the Agent and another Creditor Party or the Borrower will be effective only when actually received in readable form and, in the case of any electronic communication made by a Creditor Party or the Borrower to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose. All Creditor Parties confirm that they have consented to the use of the Agent’s Intralinks systems as an accepted method of communication under or in connection with the Finance Documents and agree that the Intralinks system (or another electronic collaborative website) will be the primary method of communication between the Agent and the other Creditor Parties. The Creditor Parties acknowledge that a communication via Intralinks (or such other electronic collaborative website) will be effective once the communication is posted (in a readable form) to Intralinks (or such other electronic collaborative website) by the Agent. 36.8 English language Any notice under or in connection with a Finance Document shall be in English. 36.9 Meaning of "notice" In this Clause 36 (Notices), "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication. 37 SUPPLEMENTAL 37.1 Rights cumulative, non-exclusive The rights and remedies which the Finance Documents give to each Creditor Party are:

131 EUROPE/72894735v11 (a) cumulative; (b) may be exercised as often as appears expedient; and (c) shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law. 37.2 Severability of provisions If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document. 37.3 Counterparts A Finance Document may be executed in any number of counterparts. 37.4 Third Party rights (a) Subject to paragraph (b) below, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. (b) K-sure may rely on any Clause of this Agreement which expressly confers rights on it. 38 LAW AND JURISDICTION 38.1 English law This Agreement (other than Clause 3.5 (Security Trustee as joint and several creditor) and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law. Clause 3.5 (Security Trustee as joint and several creditor) shall be governed by, and construed in accordance with, Belgian law. 38.2 Exclusive English jurisdiction Subject to Clause 38.3 (Choice of forum for the exclusive benefit of the Creditor Parties), the courts of England shall have exclusive jurisdiction to settle any Dispute. 38.3 Choice of forum for the exclusive benefit of the Creditor Parties (a) To the extent allowed by law, Clause 38.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Creditor Parties, each of which reserves the right: (i) to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and (ii) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England. (b) The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute. 38.4 Process agent The Borrower irrevocably appoints Euronav (UK) Agencies Limited at its registered office for the time being, presently at 10 Bressenden Place, 1st Floor, Verde, London, SW1E 5DH,

132 EUROPE/72894735v11 England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement. 38.5 Creditor Party rights unaffected Nothing in this Clause 38 (Law and Jurisdiction) shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction. 38.6 Meaning of "proceedings" In this Clause 38 (Law and Jurisdiction), "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement. This Agreement has been entered into on the date stated at the beginning of this Agreement.

133 EUROPE/72894735v11 SCHEDULE 1 LENDERS AND COMMITMENTS AND SWAP BANKS PART A COMMERCIAL LENDERS Lender Lending Office Commercial Lender Commitment DNB (UK) Limited 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Credit Matters Tel: 0207 621 6010 Telefax: 0207 283 6931 Attn: Ocean Industries Admin Matters Tel: 0207 621 6040 Telefax: 0207 283 5935 E-mail: cmoalondon@dnb.no $15,543,615.50 ING Bank, a branch of ING-DiBa AG Hamburger Allee 1, 60486 Frankfurt am Main Credit Matters Tel: +49 (69) 27222 62-360/-350 Attn: Bart Doets, Harmony El Kherdali Email: bart.doets@ing.de / harmony.elkherdali@ing.de Operations / Administration: Tel: +49 (69) 27226 -2551/-6869/-2235/-2312/-2361/-2313 Attn: Deal Execution Email: execution@ing.com $15,543,615.50 Citibank N.A., Jersey Branch PO Box 728, 38 Esplanade, St Helier, Jersey, JE4 8ZT ADMINISTRATIVE DETAILS: Contact details for Operational / Servicing matters Name: Loans Processing Unit, Citibank Europe Plc, Poland Branch Address: Prosta 36 Street, 00-838 Warsaw, Poland Tel: Ewelina Sobczuk +48 (22) 148 2556 Justyna Jaworska +48 (22) 148 1394 Juliusz Stefanski +48 (22) 148 1391 Kamil Glazewski +48 (22) 148 1016 Aleksandra Bochniak +48 (22) 148 2643 lurii Protsyk +48 (22) 148 1422 $7,000,000

134 EUROPE/72894735v11 Lender Lending Office Commercial Lender Commitment Magdalena Buszko +48 (22) 148 1393 Aleksander Olewniczak +48 (22) 148 2794 Caroline Ojuri +48 (22) 148 1381 Email address for syndicated loan notices: notices.webranchesloans@citi.com Email address for syndicated loan inquiries: westerneuropeloans@citi.com Email address for loan related fee inquries: citiloanfees@citi.com Point of escalation Juliusz Stefahski Team Manager +48 (22) 148 1391

135 EUROPE/72894735v11 PART B K-SURE LENDERS Lender Lending Office K-sure Lender Commitment DNB (UK) Limited 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Credit Matters Tel: 0207 621 6010 Telefax: 0207 283 6931 Attn: Shipping Offshore and Logistics Admin Matters Tel: 0207 621 6040 Telefax: 0207 283 5935 E-mail: cmoalondon@dnb.no $62,174,462 ING Bank, a branch of ING-DiBa AG Hamburger Allee 1, 60486 Frankfurt am Main Credit Matters Tel: +49 (69) 27222 62-360/-350 Attn: Bart Doets, Harmony El Kherdali Email: bart.doets@ing.de / harmony.elkherdali@ing.de Operations / Administration: Tel: +49 (69) 27226 -2551/-6869/-2235/-2312/-2361/-2313 Attn: Deal Execution Email: execution@ing.com $62,174,462 Citibank N.A., Singapore Branch 5 Changi Business Park Crescent #05, Singapore 486027 Name: Vera Wan (RM) GSG RA team, Loan Operatons Email: vera.xh.wan@citicom $28,000,000

136 EUROPE/72894735v11 PART C SWAP BANKS Swap Bank Booking Office ING Bank N.V. Foppingadreef 7 P.O. Box 1800 NL-1000 BV Amsterdam The Netherlands Attn: Operations / Derivatives / TRC 00.13 Tel: +31 20 563 8222 Fax: +31 20 501 3381 Email: Trade.Processing.Derivatives.AMS@INGBank.com DNB Bank ASA 8th Floor, The Walbrook Building 25 Walbrook London EC4N 8AF, England Tel : +44 207 621 1111 Swift: DNBA GB2LL Attention: Foreign Exchange Operations (only with respect to transactions through that office) Email: cmoalondon@dnb.no

137 EUROPE/72894735v11 SCHEDULE 2 DRAWDOWN NOTICE To: DNB Bank ASA, London Branch 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF Attn: Loans Administration [⚫] DRAWDOWN NOTICE 1 We refer to the loan agreement (the "Loan Agreement") dated [⚫] 2023 and made between ourselves, as Borrower, the Lenders referred to therein, the Swap Banks referred to therein, the Mandated Lead Arrangers, Co-Bookrunners and the ECA Coordinator referred to therein, the Agent, Security Trustee and the K-sure Agent in connection with a term loan facility of US$190,436,155. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice. 2 We request to borrow the Tranche in respect of [Ship A][Ship B][Ship C][Ship D] as follows: (a) Amount: US$[⚫]; (b) Drawdown Date: [⚫]; (c) Duration of the [first] Interest Period shall be [⚫] months; (d) Payment instructions: account of [⚫] and numbered [⚫] with [⚫] of [⚫]. 3 We represent and warrant that: (a) the representations and warranties in Clause 10 (Representations and Warranties) of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; (b) no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance. 4 This notice cannot be revoked without the prior consent of the Majority Lenders. [Name of Signatory] ______________________________ for and on behalf of EURONAV NV

138 EUROPE/72894735v11 SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS PART A The following are the documents and fees referred to in paragraph (a) of Clause 9.1 (Documents, fees and no default). 1 A duly executed original of this Agreement. 2 Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party. 3 In each case if required for the provisions of the legal opinions referred to in paragraph 9, copies of the resolutions of the directors of the Borrower and each Security Party authorising the execution of each of the Finance Documents to which the Borrower or Security Party (as the case may be) is a party. 4 The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower or Security Party. 5 Copies of all consents which the Borrower or Security Party requires to enter into, or make any payment under any Finance Document or any Shipbuilding Contract. 6 Documentary evidence that the agent for service of process named in Clause 38 (Law and Jurisdiction) has accepted its appointment. 7 The Agent and Lenders have been provided with all information and documentation they have requested in order to carry out and be reasonably satisfied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by this Agreement and to satisfy all internal compliance policies of the Agent and the Lenders in relation to "know you customer" requirements. 8 Evidence that all other fees, costs and expenses then due from the Borrower pursuant to Clause 20 (Fees, Expenses and K-sure Premium) have been paid or will be paid by the date of this Agreement. 9 Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium and such other relevant jurisdictions as the Agent may require. 10 Copies of the most recent financial statements of the Borrower together with a compliance certificate. 11 A copy of any other authorisation or other document, opinion or assurance which the Agent or K-Sure considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Agreement. 12 A copy of the Shipbuilding Contract and all documents signed or issued by the Borrower or the Builder (or both of them) under or in connection with any of them. 13 A copy of any Master Agreement.

139 EUROPE/72894735v11 PART B The following are the documents referred to in paragraph (b) of Clause 9.1 (Documents, fees and no default). The "Ship" means the Ship to which the Tranche relates. 1 In respect of the documents delivered by the Borrower to the Agent pursuant to Part A of this Schedule 3 (Condition Precedent Documents), such other updating documents as the Agent may require (including but not limited to a written confirmation from the Borrower stating that none of the documents delivered by it to the Agent under Part A of this Schedule 3 (Condition Precedent Documents) have been modified, amended or supplemented, or if any such document has been revoked, attaching a certified copy of any document replacing the one that has been revoked). 2 A duly executed original of the Mortgage, the Deed of Covenant (if applicable) and the General Assignment in relation to the Ship executed on or prior to the relevant Drawdown Date (and of each document required to be delivered by their respective terms). 3 A duly executed original of the Account Pledge (and of each document required to be delivered by its terms). 4 If any Master Agreement has been executed, duly executed original of the Master Agreement Assignment (and of each document required to be delivered by its terms). 5 Written confirmation from the Borrower stating that no Long Term Charter has been entered into by it in respect of the Ship. 6 In each case if required for the provisions of the legal opinions referred to in paragraph 15, copies of the resolutions of the directors of the Borrower authorising the execution of each of the Finance Documents to which the Borrower is a party. 7 The original of any power of attorney under which any Finance Document is to be executed on behalf of the Borrower. 8 The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Account. 9 Documentary evidence that the agent for service of process named in each of the General Assignment and Account Pledge has accepted its appointment. 10 The Agent and Lenders have been provided with all information and documentation they have requested in order to carry out and be reasonably satisfied with all further necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by this Agreement and to satisfy all internal compliance policies of the Agent and the Lenders in relation to "know you customer" requirements or requested pursuant to Clause 22.8 (FACTA information). 11 In respect of the first Drawdown Date, evidence that the K-sure Premium has been paid or will be paid by the first Drawdown Date. 12 Documentary evidence that the Ship: (a) is definitively and permanently registered in the name of the Borrower under the relevant Approved Flag; (b) is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents;

140 EUROPE/72894735v11 (c) maintains class acceptable to the Agent free of all overdue recommendations and conditions of an Approved Classification Society; (d) the Mortgage in relation to it has been duly registered against that Ship as valid first priority or preferred (as the case may be) ship mortgage in accordance with the laws of the relevant Approved Flag; and (e) it is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with. 13 Documents establishing that the Ship will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with: (a) the Manager's Undertaking in respect of the Ship; and (b) copies of the relevant Approved Manager's Document of Compliance and of that Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC. 14 Valuations of each Ship to determine its Fair Market Value, addressed to the Agent, stated to be for the purposes of this Agreement and dated not earlier than the date falling 30 days prior to the date of this Agreement and obtained in accordance with Clause 15 (Security Cover) and showing that the aggregate Fair Market Value of the Ships is equal to or greater than 125 per cent. of the Total Commitments. 15 A copy of the duly executed K-sure Insurance Policy on terms satisfactory to the K-sure Agent and all the Lenders, together with an English translation (such translation to be provided at the cost of the Borrower). 16 Confirmation from K-sure addressed to the K-sure Agent that the K-sure Premium has been paid in full. 17 Evidence that all other fees, costs and expenses then due from the Borrower pursuant to Clause 20 (Fees, Expenses and K-sure Premium) have been paid or will be paid by the relevant Drawdown Date. 18 A letter addressed to K-sure from Yulchon LLC, legal advisers to K-sure confirming that the terms of the Finance Documents are not, or will not upon execution be, inconsistent or in conflict with the provisions of the K-sure Insurance Policy. 19 A legal opinion of Lee & Ko, legal advisers to the K-sure Agent and the Lenders in Korea, substantially in the form distributed to the K-sure Agent and the Lenders before signing this Agreement and confirming, amongst other things, that the K-sure Insurance Policy has been duly issued by K-sure and that it is legal, valid and binding on K-sure. 20 Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Belgium and, if a different jurisdiction, the country where the Borrower is incorporated and the country where the Ship is registered and such other relevant jurisdictions as the Agent may require. 21 A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the relevant Ship as the Agent may require. 22 If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent. 23 To the extent still relevant, a legal statement issued by the Borrower’s US counsel Seward & Kissel providing an update in the status of the Oceania Investigation by reference to the Initial

141 EUROPE/72894735v11 S&K Memo and should that statement show any change to the status of the Oceania Investigation from that described in the Initial S&K Memo, and the Agent should then so require, a further statement from the US Department of Justice similar to the Initial DOJ Statement as to the then current status of its investigation. 24 A copy of any other authorisation or other document, opinion or assurance which the Agent or K-Sure considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Agreement.

142 EUROPE/72894735v11 SCHEDULE 4 TRANSFER CERTIFICATE The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively. To: [Name of Agent] for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender, each Swap Bank and each Arranger, as defined in the Loan Agreement referred to below. 1 This Certificate relates to a loan agreement (the "Loan Agreement") dated [⚫] 2023 and made between (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Mandated Lead Arrangers as defined therein, (5) the Co-Bookrunners as defined therein, (6) the Sustainability Coordinators as defined therein, (7) the ECA Coordinators as defined therein, (8) the Hedge Coordinator as defined therein, (9) ING Bank, a branch of ING DiBa AG as Sustainability Agent, (10) DNB Bank ASA, London Branch as ECA Coordinator, (11) DNB Bank ASA, London Branch as Agent and Security Trustee and (12) DNB Bank ASA, London Branch as K-sure Agent for a term loan facility of up to US$190,436,155. 2 In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and: "Relevant Parties" means the Agent, the Borrower, each Security Party, the Security Trustee, each Arranger, each Lender and each Swap Bank; "Transferor" means [full name] of [lending office]; and "Transferee" means [full name] of [lending office]. 3 The effective date of this Certificate is [⚫] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date. 4 The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [⚫] per cent. of its Contribution, which percentage represent $[⚫]. 5 By virtue of this Transfer Certificate and Clause 31 (Transfers and Changes in Lending Offices) of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amount to $[⚫] [from [⚫] per cent. of its Commitment, which percentage represent $[⚫]], and the Transferee acquires a Commitment of $[⚫]. 6 The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 31 (Transfers and Changes in Lending Offices) of the Loan Agreement provides will become binding on it upon this Certificate taking effect. 7 The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 31 (Transfers and Changes in Lending Offices) of the Loan Agreement. 8 The Transferor: (a) warrants to the Transferee and each Relevant Party that:

143 EUROPE/72894735v11 (i) the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and (ii) this Certificate is valid and binding as regards the Transferor; (b) warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and (c) undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose. 9 The Transferee: (a) confirms that it has received a copy of the Loan Agreement and each other Finance Document; (b) agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that: (i) any of the Finance Documents prove to be invalid or ineffective, (ii) the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents; (iii) it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or Security Party under the Finance Documents; (c) agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Arranger, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective; (d) warrants to the Transferor and each Relevant Party that: (i) it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and (ii) this Certificate is valid and binding as regards the Transferee; and (e) confirms the accuracy of the administrative details set out below regarding the Transferee. 10 The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees. 11 The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9.3 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

144 EUROPE/72894735v11 12 The Transferee confirms to the Transferor and each of the Creditor Parties that it: (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in the Loan and has not relied exclusively on any information provided to it by the Transferor or any other Creditor Party in connection with any Finance Document or the Security Interests created by the Finance Documents; and (b) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities throughout the Security Period. 13 The Transferor makes no representation or warranty and assumes no responsibility to the Transferee for the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document and any representations or warranties implied by law are excluded. [Name of Transferor] [Name of Transferee] By: By: Date: Date: Agent Signed for itself and for and on behalf of itself as Agent and for every other Relevant Party [Name of Agent] By: Date:

145 EUROPE/72894735v11 Administrative Details of Transferee Name of Transferee: Lending Office: Contact Person (Loan Administration Department): Telephone: Telex: Fax: Contact Person (Credit Administration Department): Telephone: Telex: Fax: Account for payments: Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

146 EUROPE/72894735v11 SCHEDULE 5 DETAILS OF SHIPS Hull No. To be named Type DWT Contractual delivery date Shipyard Expected Flag 8134 CLOVIS Very Large Crude Carrier 299,158 30 June 2023 Hyundai Samho Heavy Industries Belgian 8135 BRUGGE Suezmax 156,851 21 August 2023 Hyundai Samho Heavy Industries Belgian 8136 BREST Suezmax 156,851 31 January 2024 Hyundai Samho Heavy Industries Greek 8137 BRISTOL Suezmax 156,851 14 February 2024 Hyundai Samho Heavy Industries Greek

EUROPE/72894735v11 SCHEDULE 6 FORM OF CERTIFICATE OF COMPLIANCE To: DNB Bank ASA, London Branch [⚫] From: Euronav NV [Date] OFFICER'S CERTIFICATE This Certificate is rendered pursuant to paragraph (e) of clause 11.5 (Provision of financial statements) of the loan agreement dated [⚫] 2023 (the "Loan Agreement") and entered into between (i) Euronav NV, as Borrower (ii) the banks and financial institutions listed in Schedule 1 therein as Lenders, (iii) the Mandated Lead Arrangers as referred to therein, (iv) the Co-Bookrunners as referred to therein, (v) the ECA Coordinator as referred to therein, (vi) DNB Bank ASA, London Branch as Agent and Security Trustee and (vii) DNB Bank ASA, London Branch as K-sure Agent, relating to a term loan facility of up to US$190,436,155. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein. I, the Chief Financial Officer of the Borrower, hereby certify that: 1 Attached to this Certificate are: (a) the latest [audited consolidated accounts of the Group and audited individual accounts of the Borrower for the financial year ending on [●]] [unaudited consolidated balance sheet of the Group and the unaudited individual balance sheet of the Borrower in relation to the [first] [second] six months of the financial year ending on [●]] (the "Accounts"); and (b) the latest Sustainability Report in respect of the Borrower (in the form set out in the Borrower's latest annual report); 2 The Borrower: (a) represents and warrants that: (i) the number of Qualifying Green Projects completed in [●] was [●] [and the number of Qualifying Green Projects completed in the years 2023 to 202[●] (inclusive) was [●]]; and (ii) the Borrower has [met][not met] the target Green Projects KPI; and (b) represents and warrants that: (i) the annual GB provided for free to each seafarer in [●] was [●]; (ii) the cost for each additional MB was $[●] / MB; and (iii) the Borrower has [met][not met] the target Connectivity KPI. 3 Set out below are the respective amounts, in US Dollars, of the Cash, Consolidated Current Assets, Consolidated Current Liabilities, Free Liquid Assets, Stockholders' Equity, Total Assets and Total Indebtedness of the Group as at [⚫]:

148 EUROPE/72894735v11 US Dollars Cash [⚫] Consolidated Current Assets [⚫] Consolidated Current Liabilities [⚫] Free Liquid Assets [⚫] Stockholders' Equity [⚫] Total Assets [⚫] Total Indebtedness [⚫] 4 Accordingly, as at the date of this Certificate the financial covenants set out in Clause 12.5 (Financial Covenants) of the Loan Agreement [are] [are not] complied with, in that as at [⚫]: (a) Consolidated Working Capital is US$[⚫]; (b) Free Liquid Assets are US$[⚫]; (c) Cash is US$[⚫]; and (d) the ratio of Stockholders' Equity to Total Assets is [⚫] per cent.; [or, as the case may be, specify in what respect any of the financial covenants are not complied with.] 5 The weighted average Annual Efficiency Ratio in respect of the Group's ocean-going fleet (but excluding vessels that are undergoing extended storage or ship-to-ship operations) is: (a) in respect of Suezmax vessels, [●]; and (b) in respect of VLCC 200000-+ vessels, [●], and accordingly, as at the date of this Certificate the Borrower is [not] meeting the target AER Trajectory Values. 6 As at [⚫] no Event of Default has occurred and is continuing. [or, specify/identify any Event of Default] The Borrower is in compliance with clause 15.1 (Minimum required security cover) of the Loan Agreement. [If not, specify this and what is proposed as regards Clause 15.2 (Provision of additional security prepayment)] The Fair Market Value of the Ships which are subject to a Mortgage is as follows as at [date]: Name of Ship Name of first shipbroker providing valuation Name of second shipbroker providing valuation Average market value [⚫] [⚫] [⚫] [⚫]

149 EUROPE/72894735v11 …………………………..…………………… Chief Financial Officer EURONAV NV Note: Supporting Schedules to be attached.

150 EUROPE/72894735v11 SCHEDULE 7 DESIGNATION NOTICE To: DNB Bank ASA, London Branch [⚫] [date] Dear Sirs Loan agreement dated [] 2023 and made between, amongst others, (1) Euronav NV (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the Mandated Lead Arrangers as defined therein, (5) the Co-Bookrunners as defined therein, (6) the Sustainability Coordinators as defined therein, (7) the ECA Coordinators as defined therein, (8) the Hedge Coordinator as defined therein, (9) ING Bank, a branch of ING DiBa AG as Sustainability Agent, (10) DNB Bank ASA, London Branch as ECA Coordinator, (11) DNB Bank ASA, London Branch as Agent and Security Trustee and (12) DNB Bank ASA, London Branch as K-sure Agent in relation to a term loan facility of up to $190,436,155 (the "Loan Agreement") We refer to: 1 the Loan Agreement; 2 the Master Agreement dated as of [] made between [] [and []]; and 3 a Confirmation delivered pursuant to the said Master Agreement dated [] and addressed by [] to []. In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents. Yours faithfully ................................................. ................................................. for and on behalf of for and on behalf of [] [SWAP BANK]

151 EUROPE/72894735v11 SCHEDULE 8 TIMETABLES Reference Rate is fixed Quotation Day

152 EUROPE/72894735v11 SCHEDULE 9 QUALIFYING GREEN PROJECTS 1 Application of premium hull coatings which are high quality biocidal or foul release systems, or a combination of both which are installed on the vertical bottom of ocean going ships with the intention of prolonging the fouling free period and minimizing hull roughness generating a significant fuel saving potential. 2 Installation of Wartsila fuel efficiency boost, being an upgrade enabling the fuel costs of two- stroke engines to be reduced considerably while complying with exhaust emission regulations and comprising a well balanced combination of an increased compression ratio and modified injector nozzles combined with optimized engine tuning parameters allowing significant fuel savings without significantly increasing the NOx emissions. 3 Installation of variable frequency drive ("VFD") installations on seawater cooling pumps. Instead of a start/stop function on a seawater pump, a VFD installation allows control of the speed of the pump by varying the frequency supplied to the pump motor. By reducing the speed of the pump to the required cooling capacity the power demand is also reduced. 4 Installation of VFD installations on engine room fans. A VLCC / Suezmax tanker's engine room is typically fitted with 4 large air fans. The purpose of the fans is to over pressurize the engine room and to supply air to the main engine. The air demand of the main engine varies with the speed of the vessel. A VFD installation allows control of the speed of the fan. By reducing the speed of the fan to the required air supply the power demand is also reduced. 5 Installation of electrical heaters in respect of fuel lines. Heating of fuel lines is required on board seagoing vessels to maintain the viscosity as required by the engine manufacturer. Heating of fuel lines is conventionally done by steam. During sailing that steam is generated by an economizer which is taking waste heat from the main engine exhaust. During long idle periods there is no waste heat and steam needs to be generated for heating the fuel lines. If, during idle periods, the fuel lines are heated from a retrofit heater installation this will generate savings on fuel consumption and emissions. 6 Installation of Propeller Boss Cap Fin ("PBCF"). The PBCF is an energy-saving device attached to the propeller of a vessel. It breaks up the hub vortex generated behind the rotating propeller, resulting in a significant decrease in fuel consumption and CO2 emissions. 7 Installation of CO2 capturing systems. Such systems are under investigation to see if a carbon neutral cycle could be implemented on board a seagoing ship. 8 Any other installation where a vendor is a promoting a minimum 0.5t/day fuel saving on board a vessel.

153 EUROPE/72894735v11 SCHEDULE 10 APPROVED LENDERS Approved banks shall include the banks and bank groups listed below as well as all their local branches and affiliates: 1 ABN 2 Alpha Bank 3 Bank of America 4 Bank of China 5 BNP Paribas 6 CBA 7 CIT 8 Citigroup/Citibank 9 Clifford Capital 10 Crédit Agricole 11 Crédit Industriel et Commercial (CIC) 12 Danske Bank 13 DBJ 14 DBS 15 Deutsche Bank 16 DNB 17 DSF 18 Esun 19 Eurobank 20 Hamburg Commercial Bank 21 HSBC 22 ING 23 KDB 24 KFW 25 Macquarie 26 Mediterranean Bank

154 EUROPE/72894735v11 27 Mizuho 28 NAB 29 National Bank of Greece 30 Natixis 31 NIBC 32 Nordea 33 Nykredit 34 OCBC 35 Piraeus Bank 36 SEB 37 SMBC 38 Société Générale 39 Sparebank1 Gruppen 40 Standard Chartered 41 Swedbank 42 Unicredit

EXECUTION PAGES BORROWER SIGNED by for and on behalf of EURONAV NV in the presence of: ) ) ) COMMERCIAL LENDERS SIGNED by for and on behalf of DNB (UK) LIMITED in the presence of: ) ) SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG in the presence of: ING Bank, a branch of ING-DiBa AG Hamburger Allee 1 D-60486 Frankfurt am Main SIGNED by for and on behalf of CITIBANK N.A., JERSEY BRANCH in the presence of: K-SURE LENDERS SIGNED by ) ) for and on behalf of ) DNB (UK) LIMITED ) in the presence of: ) 155 EUROPE/72894735vll

Peter Lemoucheux Senior Vice President

SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG in the presence of: ING Bank, a branch of ING-DiBa AG Hamburger Allee 1 n-60486 Frankfurt am Mam SIGNED by ) ) for and on behalf of ) CITIBANK N.A., SINGAPORE BRANCH ) in the presence of: A t! n!t\slOfjy x eu SWAP BANKS SIGNED by for and on behalf of DNBBANK ASA in the presence of: ) ) SIGNED by for and on behalf of ING BANK N.V. in the presence of: ) ) ) ) MANDATED LEAD ARRANGERS SIGNED by ) ) for and on behalf of ) DNB (UK) LIMITED ) in the presence of: ) SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG in the presence of: ING Bank, a branch of ING-DiBa AG Hamburger Allee 1 D-60486 Frankfurt am Mam

Karim Kamaruddin Assistant Vice President

SIGNED by ) for and on behalf of ) CITIBANK N.A., LONDON BRANCH ) in the presence of: ) CO-BOOKRUNNERS SIGNED by ) ) for and on behalf of ) DNB (UK) LIMITED ) in the presence of: ) SIGNED by for and on behalf of ING BANK, A BRANCH OF ING-DIBA AG in the presence of: SUSTAINABILITY COORDINATORS SIGNED by for and on behalf of DNB (UK) LIMITED in the presence of: ) ) ) SIGNED by for and on behalf of ING BELGIUM NV/SA in the presence of: ) ) ) ) SUSTAINABILITY AGENT SIGNED by for and on behalf of ING BELGIUM NV/SA in the presence of: ) ) ) ) ) 157 EUROPE/72894735vll